LIMITED LIABILITY COMPANY AGREEMENT

OF

SENTIO-SLR BOSTON PORTFOLIO, LLC

a Delaware Limited Liability Company

Dated as of December 6th, 2013

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AS PROVIDED IN THOSE STATUTES. THE SALE, ASSIGNMENT, TRANSFER, EXCHANGE, MORTGAGE, PLEDGE OR OTHER DISPOSITION OF ANY LIMITED LIABILITY COMPANY INTEREST IS RESTRICTED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND THE EFFECTIVENESS OF ANY SUCH SALE OR OTHER DISPOSITION MAY BE CONDITIONED UPON, AMONG OTHER THINGS, RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. BY ACQUIRING THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS AGREEMENT, EACH MEMBER REPRESENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS LIMITED LIABILITY COMPANY INTERESTS WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID STATUTES AND RULES AND REGULATIONS THEREUNDER AND THE TERMS AND PROVISIONS OF THIS AGREEMENT

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8.21	Force Majeure	36
8.22	Limitation On Creditors’ Interests	36
8.23	No Liability For Return of Capital	37
Section 1.	Capitalized Terms. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:	E-1
Section 2.	Regulatory Allocations. Notwithstanding the provisions of Article 4, the following special allocations shall be made in the following order of priority:	E-5

SCHEDULE 8.2.1(g) -Brokers

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LIMITED LIABILITY COMPANY AGREEMENT

OF

SENTIO-SLR BOSTON PORTFOLIO LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of SENTIO-SLR BOSTON PORTFOLIO LLC (the “Company”) is made and entered into as of December ___, 2013 (the “Effective Date”), by and between Sentio Boston LLC (“Sentio”), and Oaktree SLR, LLC, a Massachusetts limited liability company (“SLR”). Sentio and SLR are herein collectively referred to as “Members” and each individually referred to as a “Member.” The Company is organized under the Delaware Limited Liability Company Act, 6 Del.C. § 18-101, et seq. (as amended from time to time, the “Act”). Capitalized terms used herein are defined in Exhibit A hereto or as elsewhere provided herein.

RECITALS

A.               Sentio, SLR and certain of their Affiliates (as defined below) are parties to that certain Purchase and Sale Agreement dated as of August 28, 2013 (as the same may have been or may hereafter be amended or modified in accordance with the terms thereof, the “Purchase Agreement”).

B.               In connection with the transactions contemplated by the Purchase Agreement, the Company has been formed under the Act for purposes of acquiring, owning, financing, leasing, maintaining and otherwise dealing with the Communities (as defined below) through Subsidiaries (as defined below) of the Company. The Company was formed by filing the Certificate (as defined below) with the Secretary of State of the State of Delaware under and pursuant to the provisions of the Act.

C.               The Members desire to adopt this Agreement in accordance with the Act. This Agreement replaces and supersedes in its entirety any existing limited liability company agreement of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
ORGANIZATIONAL MATTERS

1.1         Formation and Continuation; Filings.

1.1.1           The Company was formed under and pursuant to the provisions of the Act and on the terms and conditions set forth in the Certificate as filed with the Secretary of State of the State of Delaware. The Members hereby agree to continue the Company as a limited liability company under the Act for the purposes and upon the terms and conditions hereinafter set forth. The rights and liabilities of the Members of the Company shall be as provided in the Act, the Certificate and this Agreement. In the event of any inconsistency between any terms and conditions contained in this Agreement, the Certificate and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern and override the provisions of the Certificate and the Act. Each of Sentio and SLR is admitted to the Company as a member of the Company upon its execution of this Agreement.

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1.1.2           The fact that the Certificate is on file in the office of the Secretary of State shall constitute notice that the Company is a limited liability company pursuant to Section 18-207 of the Act.

1.1.3           The Certificate may be amended or restated by the Managing Member as provided in the Act as deemed necessary or desirable by the Managing Member; provided that, the Certificate may not be amended or restated without the written consent of any other Member that would be materially adversely affected thereby.

1.1.4           Scott Larche, as an “authorized person” within the meaning of the Act, executed, delivered and filed the Certificate of the Company with the Secretary of State of the State of Delaware, which filing is hereby approved and ratified. Effective as of the Effective Date, his powers as an “authorized person” shall cease, and the Managing Member shall become (and thereafter shall continue as) the designated “authorized person” within the meaning of the Act. To the extent not inconsistent with this Agreement, the Managing Member may execute on behalf of the Company, and file and record (or cause to be filed and recorded) and publish, if required by applicable laws, such other and further certificates, statements or other instruments as may be necessary or desirable under the laws of the State of Delaware or the state in which any of the Company Assets are located in connection with the formation and continuation of the Company and the commencement and carrying on of its business. Subject to the terms and conditions of this Agreement, the Managing Member may also cause to be made, on behalf of the Company, such additional filings and recordings as the Managing Member reasonably shall deem necessary or advisable.

1.2         Name.     The name of the Company shall be SENTIO-SLR BOSTON PORTFOLIO, LLC. The Company may also conduct business through Subsidiaries of the Company or at the same time under one or more fictitious names if the Managing Member determines that such is necessary or advisable. The Managing Member may change the name of the Company, from time to time, in accordance with applicable law.

1.3         Principal Place of Business; Other Places of Business.    The principal place of business of the Company is located at 189 S. Orange Avenue, St. 1700, Orlando, Florida 32801, or such other place within or outside the State of Delaware as the Managing Member may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware, as the Managing Member deems necessary or advisable.

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1.4         Business Purpose. The purpose and business of the Company shall be to acquire and own the Communities (including, if applicable, through Subsidiaries of the Company), and in connection therewith to develop, finance, pledge, encumber, lease, maintain, repair, redevelop, renovate, construct, improve, dispose of and otherwise deal with the Communities and Company Assets acquired by the Company in accordance with the terms hereof and to perform all other activities necessary, customary, convenient or incidental to the furtherance of such purpose. As of the Effective Date, the Company owns the Communities indirectly through those Subsidiaries as listed on Exhibit C hereto.

1.5         Powers. In furtherance of its purposes and business, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all of the powers and rights that can be conferred upon limited liability companies formed pursuant to the Act, and may also engage in such other lawful business purposes or activity in which a limited liability company may be engaged under applicable law (including, without limitation, the Act) and enter into any agreement or other undertaking, in each case which the Managing Member deems reasonably necessary or advisable in connection therewith or incidental thereto.

1.6         Designated Agent for Service of Process. So long as required by the Act, the Company shall continuously maintain a registered office and a registered agent for service of process on the Company in the State of Delaware. As of the Effective Date, the address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware. The Company’s registered agent for service of process at such address is Corporation Service Company. The agent may be changed from time to time as the Managing Member determines. The Company may also from time to time maintain a registered office and a registered agent for service of process on the Company in any other state or jurisdiction as the Managing Member determines necessary or advisable.

1.7         Term. The term of the Company commenced on the filing of the Certificate with the Secretary of State of the State of Delaware, and shall continue until the Company is dissolved in accordance with the terms of this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue as a separate legal entity until termination pursuant to this Agreement.

ARTICLE 2
CAPITAL; CAPITAL ACCOUNTS AND MEMBERS

2.1         Generally; Initial Capital Contributions.

2.1.1           The names, addresses, Capital Contributions (including additional Capital Contributions), Capital Account balances, Invested Capital balances and Percentage Interests of the Members shall at all times be set forth in the books and records of the Company, which shall be supplemented from time to time by the Managing Member to reflect the admission of Additional Members and Substitute Members pursuant to this Agreement, as well as to reflect any changes in the Members’ respective Capital Contributions, Capital Account balances, Invested Capital balances and Percentage Interests pursuant to the terms of this Agreement.

2.1.2           Pursuant to the terms of the Purchase Agreement, on the Effective Date, the Company has agreed to purchase (though certain of its subsidiaries) the Communities.

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2.1.3           Concurrently upon the closing of the transactions contemplated by the Purchase Agreement, Members have each agreed to fund the Capital Contributions reflected in Exhibit B attached hereto in immediately available funds (United States dollars), which initial contributions are in an amount sufficient to (i) allow the Company to consummate the closing of the transactions contemplated by the Purchase Agreement, and (ii) fund a reserve in an initial amount equal to Three Hundred Fifty-Thousand and No/100 Dollars ($350,000.00) for continued maintenance and upkeep and, as deemed necessary by the Managing Member, upgrade of the Communities.

2.1.4 Contribution by SLR. The parties acknowledge that the Company (which term for the purpose of this Section shall be deemed to include any affiliate of the Company) is entering into the Purchase Agreement with regard to the purchase of the “Standish Facility” (as that term is defined in the Purchase Agreement). Although the transaction contemplated by the Purchase Agreement is structured so that the Company is purchasing a 100% ownership in the Standish Facility, the substance of the transaction is that notwithstanding the conveyance by SLR to the Company of the one hundred percent (100%) ownership in the Standish Facility, SLR is retaining a five per cent (5%) ownership interest in the Standish Facility as a result of its capital contribution to the Company pursuant to, and subject to, the provisions of this Agreement. Accordingly, the parties hereto acknowledge and agree that it is the intention of the parties, and SLR’s objective, that the conveyance of the Standish Facility by SLR be deemed for tax purposes: (a) to be a sale of only a ninety-five per cent (95%) interest (the “Conveyed Interest”) in the Standish Facility; (b) a retention of a five per cent (5%) interest (the “Retained Interest”) by SLR therein; and (c) a contribution of such Retained Interest to the Company pursuant to this Agreement so as to constitute as to such Retained Interest a tax-deferred contribution of property to a partnership in exchange for an interest in the partnership (i.e. SLR’s member interest in the Company) pursuant to the requirements of Section 721 of the Internal Revenue Code of 1986, as amended. Sentio agrees to cooperate, and to cause the Company to cooperate, with SLR, at no additional cost or expense to Sentio or the Company, in structuring the transaction to achieve this objective. Sentio agrees that all funds, proceeds and other property received by SLR on account of the Conveyed Interest as well as all other assets owned by SLR but not required to be contributed to the Company pursuant to this Agreement (such funds, proceeds and other property as described in this sentence to be referred to as the “Conveyed Interest Proceeds”) may be distributed to SLR’s members and other persons without any claim whatsoever by Sentio or by the Company as to such Conveyed Interest Proceeds; provided, further, that the only funds and/or assets required by SLR to be contributed to the Company are those funds and/or assets expressly required to be contributed to the Company as specified herein. Additionally, to the extent that the “Parking Easement” (as that term is defined in Section 2.1(a) of the Purchase Agreement) is assigned, extinguished or modified as set forth in Section 2.1(a) of the Purchase Agreement, such Parking Easement, and all benefits derived from the assignment, extinguishment or modification thereof, shall be retained solely by the SLR, and neither Sentio nor the Company Buyer shall have any rights with respect to such benefits. Sentio also acknowledges and agrees that there will be changes in the membership of SLR, which changes are acceptable to Sentio provided that the majority interests in SLR are owned directly or indirectly by Robert F. Larkin and Peter G. Mullin and that SLR is under the control of Robert F. Larkin and Peter G. Mullin.

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2.2         Additional Contributions.

2.2.1           Except as set forth in this Section 2.2, or as otherwise required by law, no Member or Assignee shall be required to make any additional Capital Contributions to the Company.

2.2.2           Subject to the other terms of this Agreement, as and when appropriate from time to time to satisfy the capital needs of the Company, the Managing Member shall determine if, when and to what extent additional Capital Contributions are necessary and shall require the Members to make additional Capital Contributions in accordance with this Section 2.2. If the Managing Member determines that any additional Capital Contributions are necessary in accordance with the foregoing and are permitted by the terms of this Agreement, the Managing Member shall give written notice to each Member indicating each Member’s required amount thereof. In all events, the Members shall be obligated to make such additional Capital Contributions only in proportion to their then respective Percentage Interests. Notwithstanding anything herein to the contrary, the Managing Member’s determination as to what extent additional Capital Contributions are necessary shall be made in good faith, using prudent business judgment and based the bona fide anticipated capital needs of the Company.

2.2.3           The written notice described in Section 2.2.2 above shall contain a due date, which shall not be fewer than ten (10) Business Days after the date such notice is given (the “Due Date”), and each Member shall be required to contribute to the Company its additional Capital Contributions in immediately available funds (United States dollars) by such Due Date. Notwithstanding the foregoing or any provision herein to the contrary, the Managing Member agrees to use commercially reasonable efforts to provide as much time as practicable between the date that such written notice is delivered and the Due Date; provided, however, that in no event shall the foregoing be deemed or construed to require the Managing Member to ever provide notice more than thirty (30) days before the applicable Due Date. The Managing Member shall cause the Company’s books and records to be updated to reflect such additional Capital Contributions and any corresponding changes to the Members’ Capital Account balances, Percentage Interests and Invested Capital balances as a result thereof.

2.3         Default Loans; Default Contributions; and Reallocation of Interests.

2.3.1           If a Member fails to advance in immediately available funds (United States dollars) to the Company any additional Capital Contribution required pursuant to Section 2.2 (with respect to each Member, a “Required Capital Contribution”) by 5:00 p.m. local time in New York, New York, on the Due Date therefor (a “Non-Contributing Member”), a non-defaulting Member may, so long as such non-defaulting Member does not have an outstanding Default Loan made to it hereunder (a “Lending Eligible Member”), deliver, at any time within thirty (30) days after the Due Date, a notice to the Non-Contributing Member (a “Default Contribution Notice”) which shall include the following statement set forth in all capital letters “NOTE: YOU HAVE FAILED TO MAKE A REQUIRED CAPITAL CONTRIBUTION TO SENTIO-SLR BOSTON PORTFOLIO LLC, IN THE AMOUNT OF $________, AND THE UNDERSIGNED CAN ELECT TO FUND THE SAME AS A “DEFAULT LOAN” AS SUCH TERM IS DEFINED IN SECTION 2.3 OF THE LIMITED LIABILITY COMPANY AGREEMENT OF SENTIO-SLR BOSTON PORTFOLIO LLC, IF SUCH REQUIRED CAPITAL CONTRIBUTION IS NOT MADE BY YOU ON OR BEFORE FIVE (5) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE OF THIS NOTICE.” At any time after the 5th Business Day following the date on which a Default Contribution Notice is delivered (such 5th Business Day, an “Outside Contribution Date”), a Lending Eligible Member may (or may cause any of its Affiliates to) (a “Lending Member”), but shall not be obligated to, make a loan which shall be recourse only to the Non-Contributing Member’s Interest (a “Default Loan”) to the Non-Contributing Member in an amount equal to the Required Capital Contribution which the Non-Contributing Member is required to make pursuant to Section 2.2, provided that such Non-Contributing Member has not made such Required Capital Contribution on or before the date that such Lending Member makes such Default Loan as provided below.

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2.3.2           If a Default Loan(s) shall be made in accordance with this Section 2.3, the Lending Member shall notify the Non-Contributing Member and the Company of the amount and date of the Default Loan(s), and the Capital Account balance and Invested Capital balance of the Non-Contributing Member shall be credited to reflect the payment of the proceeds of the Default Loan to the Company. Each Default Loan shall be deemed to be made to the Non-Contributing Member, with the proceeds of each Default Loan by the Lending Member delivering the same to the Company in immediately available funds (United States dollars) on such Non-Contributing Member’s behalf. A Default Loan shall be deemed to have been advanced on the date actually advanced by the Lending Member. Default Loans shall earn interest on the outstanding principal amount thereof at a rate equal to the Default Loan Rate from the date actually advanced by the Lending Member until the date the same is repaid in full. If the Lending Member is a REIT Member, then upon the request of such Lending Member, the Default Loan shall be structured in a manner consistent with the requirements of Code Section 856(c)(4), as determined by such Lending Member in its reasonable discretion.

2.3.3           Default Loans shall be secured as provided in Section 2.3.4 and shall have a term of ninety (90) days (the “Default Loan Term”) and be repayable by and collectible from the Non-Contributing Member as set forth in this Section 2.3. A Lending Member making a Default Loan may, in the exercise of such Lending Member’s sole and absolute discretion, extend (for a period(s) to be determined by such Lending Member) the Default Loan Term of a Default Loan. If a Default Loan is made, the Non-Contributing Member shall not receive any distributions pursuant to Articles 3 and 7 while the Default Loan remains unpaid. Instead, the Non-Contributing Member’s share of all such distributions or such other proceeds shall (until all Default Loans plus all accrued and unpaid interest thereon, if any, shall have been paid in full) first be paid to the Lending Member. Such payments shall be applied first to the payment of any accrued and unpaid interest on such Default Loans and then to the repayment of the principal amounts thereof, but shall be considered, for all other purposes of this Agreement, to have been distributed to the Non-Contributing Member. Such Non-Contributing Member’s right to receive distributions shall be immediately reinstated prospectively upon the full repayment of a Default Loan, including all accrued and unpaid interest thereon to the Lending Member.

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2.3.4           If a Default Loan is made, as security therefor, the Non-Contributing Member hereby pledges and grants to the Lending Member a continuing lien and first priority security interest in all of such Non-Contributing Member’s Interest to secure the payment of the principal of, and interest on, such Default Loan in accordance with the provisions hereof, and for such purpose this Agreement shall constitute a security agreement. The Non-Contributing Member hereby authorizes the Lending Member to file such financing statements, continuation statements or other documents or other documents and take such other actions as the Lending Member determines necessary or desirable to grant, perfect or continue the perfection of such security interest in such Non-Contributing Member’s Interest. In addition, the Non-Contributing Member shall promptly execute, acknowledge and deliver such pledges, financing statements, continuation statements or other documents and take such other actions as the Lending Member shall request in order to more effectively grant, perfect or continue the perfection of such security interest in such Non-Contributing Member’s Interest. Each Lending Member is hereby appointed the attorney-in-fact of, and is hereby authorized on behalf of, each Non-Contributing Member, to execute, acknowledge and deliver all such documents and to take all such other actions as may be required to grant and perfect a security interest in such Non-Contributing Member’s Interest in favor of such Lending Member; provided, however, that each Member agrees it shall not exercise its power as attorney-in-fact unless it has made a Default Loan and the Non-Contributing Member has failed to execute, acknowledge and deliver all such documents within five (5) Business Days after demand therefor by its Lending Member. Such appointment and authorization are coupled with an interest and shall be irrevocable.

2.3.5           If a Default Loan, including all accrued and unpaid interest thereon, has not been repaid in full on or before the expiration of the Default Loan Term, (a) in addition to any other rights or remedies provided in this Agreement, the Lending Member shall have all rights and remedies available at law or in equity against the Non-Contributing Member’s Interest, (b) the Default Loan shall from and after the expiration of the Default Loan Term continue to accrue interest at the Default Loan Rate until repaid in full, and (c) the Non-Contributing Member shall be liable for the reasonable fees and expenses incurred by the Lending Member (including reasonable attorneys’ fees and disbursements) in connection with any enforcement or foreclosure upon any Default Loan and such costs shall, to the extent enforceable under applicable laws, be added to the principal amount of the applicable Default Loan. At any time during the Default Loan Term, the Non-Contributing Member shall have the right to repay, in full, the Default Loan (including interest and any other charges thereon).

2.3.6           If the Lending Eligible Member provides a Default Contribution Notice to the Non-Contributing Member as provided in Section 2.3.1 above, the Non-Contributing Member does not make the Required Capital Contribution on or before the Outside Contribution Date, and a Lending Eligible Member elects not to make (or elects not to cause any of its Affiliates to make) a Default Loan within thirty (30) days after the Outside Contribution Date, the Lending Eligible Member may elect, at any time within thirty (30) days after the Outside Contribution Date by notice to the Company and the Non-Contributing Member, to have the Company return the Required Capital Contribution contributed by the Lending Eligible Member and, promptly following such election the Company shall return such corresponding Required Capital Contribution to the Lending Eligible Member (with a corresponding debit to the Non-Contributing Member’s Capital Account balance and Invested Capital balance).

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2.3.7           In lieu of exercising any other rights or remedies provided in this Agreement, or available at law or in equity against the Non-Contributing Member’s Interest in connection with a Default Loan, any Lending Member who made a Default Loan shall be entitled at any time following the expiration of the Default Loan Term and prior to repayment in full of the Default Loan (including interest and any other charges thereon), to elect, by the delivery of a notice to the Non-Contributing Member, (x) to have such Default Loan (plus the accrued interest and any other charges thereon) treated as satisfied by the Non-Contributing Member in exchange for the Non-Contributing Member’s transfer of a corresponding portion of the Percentage Interest of the Non-Contributing Member to the Lending Member or (y) if such Lending Member is an Affiliate of a Lending Eligible Member, to cause such Affiliate to transfer such Default Loan to such Lending Eligible Member and have such Default Loan (plus the accrued interest and any other charges thereon) treated as satisfied by the Non-Contributing Member in exchange for the Non-Contributing Member’s transfer of a corresponding portion of the Percentage Interest of the Non-Contributing Member to such Lending Eligible Member, in either case as provided below. Any such election by the Lending Member pursuant to either clause (x) or (y) above of this Section 2.3.7, shall, as of the date of any such election shall result in the following:

(a)          the Percentage Interest of the Lending Member or Lending Eligible Member, as applicable, shall be adjusted and shall be amended in order to reflect an increase in such Member’s Percentage Interest by adding thereto a percentage amount equal to the product of (A) 1.5 times (B) the quotient (expressed as a percentage) of (I) the sum of the principal amount of the applicable Default Loan plus the accrued and unpaid interest plus any other charges owing thereon, divided by (II) the sum of the total Invested Capital balances of all Members through and including the date that the Lending Member made the Default Loan to the Non-Contributing Member (assuming, for purposes of this Section 2.3.7(a)(B)(II), that a Capital Contribution in the amount of the Default Loan plus the accrued and unpaid interest plus any other charges owing thereon was made on such date immediately prior to such calculation);

(b)          the Percentage Interest of the Non-Contributing Member shall be reduced by the percentage amount added to the Percentage Interest of the Lending Member or Lending Eligible Member, as applicable, pursuant to clause (a) above;

(c)          the Lending Member or Lending Eligible Member, as applicable, shall be treated, as applicable, as having acquired a portion of the Non-Contributing Member’s Interests; and

(d)          in no event shall the Percentage Interest of any Member be greater than 100% or less than -0-% as a result of the foregoing dilution, and in the event that any Member’s Percentage Interest is reduced to -0-% as result of the foregoing dilution, such Member shall automatically and without further action be removed from, and shall be deemed to have withdrawn as a member of the Company and from thereafter shall have no further rights or obligations as member of the Company, except for those obligations that expressly survive a Member’s ceasing to be a member of the Company.

2.3.8           Notwithstanding anything to the contrary herein, if at any time a Member’s Percentage Interest shall be reduced to one and one-half percent (1.5%) or less pursuant to Section 2.3.7(a) above (a “De Minimis Member”), the consent of such De Minimis Member shall no longer be required, to the extent applicable, in connection with a Major Decision (as hereinafter defined).

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 2.3.9           After the date that a Lending Member or Lending Eligible Member, as applicable, elects to acquire the portion of the Non-Contributing Member’s Interest pursuant to Section 2.3.7 above, there shall be no right on the part of the Non-Contributing Member to cure or repay the Default Loan or to reverse the reallocation and transfer provided herein.

2.3.10         Any Affiliate of a Lending Eligible Member that makes a Default Loan pursuant to this Section 2.3 shall be an express third party beneficiary of Sections 2.3.2 through 3.3.7.

2.4         Capital Accounts. A Capital Account shall be established and maintained for each Member in accordance with Code Section 704 as set forth in this Agreement.

2.5         Additional Members. Subject to compliance with Section 5.2 hereof, the Managing Member may issue new Interests directly from the Company and admit one or more recipients of such Interests as additional Members (“Additional Members”) from time to time, on such terms and conditions and for such Capital Contributions as the Managing Member may determine, and the Percentage Interests of the existing Members shall thereupon be diluted in accordance with Section 2.10; provided, however, that such Additional Members shall have at least the same obligations hereunder as do the other Members at the time of admission. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement and such other documents as the Managing Member shall deem appropriate but consistent herewith.

2.6         Invested Capital.

2.6.1           The Company shall maintain a separate account reflecting each Member’s invested capital, which shall be designated as such Member’s “Invested Capital,” as and for the purposes described in this Agreement. Such account shall initially include each Member’s initial Capital Contributions and is reflected on Exhibit B attached hereto, and shall thereafter be (a) increased by (i) any additional Capital Contributions by such Member to the Company, measured by Gross Asset Value net of liabilities to which such property is subject, and (ii) assumptions by such Member of any Company liabilities to the extent made with the consent of the Managing Member; and (b) decreased (but not below zero) by (i) distributions to such Member by the Company pursuant to Section 3.1.3 below, and (ii) assumptions by the Company of any of such Member’s liabilities to the extent made with the consent of the Managing Member or by operation of law.

2.6.2           Except as otherwise provided in this Agreement or with the prior written consent of the Managing Member: (a) no Member shall demand or be entitled to receive a return of or interest on its Capital Contributions, Capital Account balance or Invested Capital balance, (b) no Member shall withdraw any portion of its Capital Contributions or receive any distributions from the Company as a return of capital on account of such Capital Contributions, and (c) the Company shall not redeem or repurchase the Interest of any Member.

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2.7         Liability of Members. Except as otherwise required by any non-waivable provision of the Act or other applicable law: (a) no Member shall be personally liable in any manner whatsoever for any debt, liability or other obligation of the Company, whether such debt, liability or other obligation arises in contract, tort, or otherwise; and (b) no Member shall in any event have any liability whatsoever in excess of (i) the amount of its Capital Contributions, if any, (ii) its share of any assets and undistributed profits of the Company, (iii) the amount of any unconditional obligation of such Member to make additional Capital Contributions to the Company pursuant to this Agreement, and (iv) the amount of any wrongful distribution to such Member, if, and only to the extent, such Member has actual knowledge (at the time of the distribution) that such distribution is made in violation of the Act. The foregoing shall not, however, limit the personal liability of a Member for its obligations to the Company under this Agreement or to the Company or any other Person under any other agreement to which such Member may be a party, including, without limitation, the liability of a Member or any Person under the Purchase Agreement, Management Agreement, or any guaranty thereof. In no event shall any partner, member, manager, officer, director, stockholder, shareholder or owner of either Member or any Affiliate thereof be liable for the obligations of the Members hereunder, except as expressly provided in this Agreement, the Purchase Agreement, the Management Agreement, or any guaranty thereof.

2.8         Member Loans.

2.8.1           No Member shall be required to make any loans or otherwise lend any funds to the Company or its Subsidiaries.

2.8.2           A Member or an Affiliate of any Member may make loans to the Company or its Subsidiaries with the consent of such Member and the Managing Member, provided that such loans made by a Member or any Affiliate thereof shall be on commercially reasonable terms no less favorable to the Company or its Subsidiaries than might be available from independent third parties as reasonably determined by the Managing Member.

2.8.3           No loans made by any Member to the Company shall have any effect on such Member’s Capital Account balance, Invested Capital balance, Percentage Interest, such loans representing a debt of the Company payable or collectible solely from the assets of the Company in accordance with the terms and conditions upon which such loans were made.

2.9         Loans by Third Parties. Subject to Section 5.2.1, the Managing Member may, from time to time, cause the Company to borrow funds or enter into any similar credit, guarantee, financing or refinancing arrangements (collectively, “Credit Arrangements”), or cause or permit Subsidiaries of the Company to do the same, for any purpose consistent with the purpose of the Company from or with any Person upon such terms as are acceptable to Managing Member (provided that the provisions of Section 2.8.2 with respect to any Credit Arrangements provided by the Managing Member or any Affiliate of the Managing Member shall apply), and to pledge, enter into a negative pledge or otherwise secure such borrowings or similar arrangements with or with respect to any Company Assets; provided, however, that Credit Arrangements for more than $1,000,000.00 in any one instance shall be deemed to be a “Major Decision” as that term is hereinafter defined and subject to the provisions of Section 5.2.1 hereof. The Members shall cooperate to secure any Credit Arrangements, such cooperation to include each Member agreeing to recourse guaranty’s if required. The Members acknowledge that, as of the Effective Date, the Company and/or its applicable Subsidiaries are subject to the Credit Arrangements under the Credit Facility Documents in connection with the Credit Facility. Subject to Section 5.2.1, upon the maturity, expiration or other repayment or termination of any Credit Arrangements (including the Credit Facility) to which the Company and/or any of its Subsidiaries is a party: (a) the Managing Member shall use commercially reasonable efforts to arrange replacement Credit Arrangements on terms acceptable to the Managing Member in an amount not less than the then outstanding principal balance of the Credit Facility, and/or (b) the Managing Member shall have the right to provide or cause an Affiliate of the Managing Member to provide such replacement Credit Arrangements in lieu of any such third party replacement Credit Arrangements (provided that any such replacement Credit Arrangements provided by the Managing Member or any Affiliate thereof shall be on commercially reasonable terms no less favorable to the Company or its Subsidiaries than might be available from independent third parties as reasonably determined by the Managing Member).

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2.10       Dilution.

2.10.1         Subject to the provisions of Section 5.2.1 hereof, the Managing Member may at any time and from time to time, designate an additional Percentage Interest to any new or existing Member in exchange for such consideration as the Managing Member may determine; provided that all then-existing Percentage Interests shall be diluted pro rata in connection therewith. For the avoidance of doubt, no such approval shall be required in connection with any dilution pursuant to Section 2.3.7.

2.10.2         All dilution under this Section 2.10 shall be effected without compensation to the Members from whom such Percentage Interests are taken, except as otherwise agreed in writing by all Members.

ARTICLE 3
DISTRIBUTIONS

3.1         Distributions of Cash Available for Distribution.

3.1.1           Generally. Except as otherwise provided in this Section 3.1 or in Section 3.2 and Article 7, no Member shall be entitled to receive distributions from the Company.

3.1.2           Distributions of Cash Available for Distribution. The Managing Member shall cause the Company to distribute Cash Available for Distribution (if any) (excluding distributions of Cash Available for Distribution that are attributable to a Capital Event which shall be governed by Section 3.1.3 and/or in conjunction with the final liquidation of the Company which shall be governed by Section 3.2 and Article 7) to the Members from time to time to the extent the Managing Member determines that the Company has Cash Available for Distribution in the following order of priority:

(a)      First, to the Members who have made Default Loans in accordance with Section 2.3 on a pro rata basis in accordance with the amounts of their respective unpaid Default Loans until each of them has received cumulative payments pursuant to this Section 3.1.2(a) equal to all interest due in respect of such Default Loans.

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(b)      Second, to the Members who have made Default Loans pursuant to Section 2.3 on a pro rata basis in accordance with the amounts of their respective Default Loans until each of them has received cumulative payments pursuant to this Section 3.1.2(b) equal to the outstanding principal amounts of its respective Default Loans.

(c)      Third, to Sentio, until Sentio has achieved a ten percent (10%) cumulative, non-compounding annual Rate of Return.

(d)      Fourth, to SLR, until SLR has achieved an ten percent (10%) cumulative, non-compounding annual Rate of Return.

(e)      Fifth, until Sentio and SLR have achieved a cumulative (taking into account distributions made pursuant to Sections 3.1.2(c) and 3.1.2(d) above) thirteen percent (13%) cumulative, non-compounding annual Rate of Return, to the Members on a pro rata basis in accordance with their respective Percentage Interest.

(f)       Sixth, (i) unless any Management Agreement has been terminated for cause (as defined in such Management Agreement) or as a result of any performance termination rights provided therein as of the date of such distribution, (x) seventy five percent (75%) to Sentio, and (y) twenty five percent (25%) to SLR, and (ii) in the event any Management Agreement has been terminated for cause (as defined in such Management Agreement) or as a result of any performance termination rights provided therein as of the date of such distribution, on a pro rata basis to the Members in accordance with their respective Percentage Interests.

3.1.3           Distributions Upon Capital Event. Cash Available for Distribution that is attributable to any Capital Event shall be distributed to the Members after the receipt of the Cash Available for Distribution. All such distributions shall be made in the following order of priority:

(a)      First, to the Members who have made Default Loans in accordance with Section 2.3 on a pro rata basis in accordance with the amounts of their respective unpaid Default Loans until each of them has received cumulative payments pursuant to this Section 3.1.3(a) equal to all interest due in respect of such Default Loans.

(b)      Second, to the Members who have made Default Loans pursuant to Section 2.3 on a pro rata basis in accordance with the amounts of their respective Default Loans until each of them has received cumulative payments pursuant to this Section 3.1.3(b) equal to the outstanding principal amounts of its respective Default Loans.

(c)      Third, to Sentio, until Sentio has achieved a ten percent (10%) cumulative Rate of Return.

(d)      Fourth, to SLR, until SLR has achieved a ten percent (10%) cumulative Rate of Return.

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(e)       Fifth, to Sentio to the extent of its Invested Capital balance.

(f)       Sixth, to SLR to the extent of its Invested Capital balance.

(g)      Seventh, until Sentio and SLR have achieved a cumulative (taking into account distributions made pursuant to Sections 3.1.2(c) and 3.1.2(d) above) thirteen percent (13%) cumulative, non-compounding annual Rate of Return, to the Members on a pro rata basis in accordance with their respective Percentage Interest.

(h)      Eighth, (i) unless any Management Agreement has been terminated for cause (as defined in such Management Agreement) or as a result of any performance termination rights provided therein as of the date of such distribution, (x) seventy five percent (75%) to Sentio, and (y) twenty five percent (25%) to SLR, and (ii) in the event any Management Agreement has been terminated for cause (as defined in such Management Agreement) or as a result of any performance termination rights provided therein as of the date of such distribution, on a pro rata basis to the Members in accordance with their respective Percentage Interests.

3.1.4           Distributions shall be Aggregated with those of OpCo LLC. In determining and calculating the cumulative Rate of Return at any given point in time in connection with Section 3.1.2 and Section 3.1.3 herein, the distributions of Cash Available for Distribution and Cash Available for Distribution that is attributable to any Capital Event (as each such term is defined in the OpCo LLC Agreement) at such given point in time, to (a) Sentio under the provisions of this Agreement shall be aggregated with such distributions to Sentio Boston TRS, LLC under the provisions of the OpCo LLC Agreement, and (ii) to SLR under the provisions of this Agreement shall be aggregated with such distributions to Oaktree SLR, LLC under the provisions of the OpCo LLC Agreement. For purposes hereof, distributions hereunder shall be made in accordance with the order of priority contained in Section 3.1.2 and Section 3.1.3 hereof, as applicable, as if such distributions were distributions of additional Cash Available for Distribution and Cash Available for Distribution that is attributable to any Capital Event, as applicable, for the same measurement period pursuant to the OpCo LLC Agreement after all distributions of actual Cash Available for Distribution and Cash Available for Distribution that is attributable to any Capital Event have been made pursuant to the OpCo LLC Agreement for such measurement period.

3.1.5           Shortfall in Rate of Return. For purposes of Section 3.1.2 and Section 3.1.3, if the Members shall fail to achieve their respective Rate of Return, as applicable, in any given year, such shortfall must be made up in future years if and to the extent that the Company then has sufficient Cash Available for Distribution. However, if, in any given year, the Members achieve a return in excess of their respective Rate of Return, as applicable, such excess shall not be taken into account for purposes of determining whether or not the Members achieved the Rate of Return, as applicable, in any subsequent year.

3.2         Distributions Upon Liquidation. Distributions made in conjunction with the final liquidation of the Company shall be applied or distributed as provided in Article 7.

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3.3         Withholding. The Company may withhold distributions or portions thereof if it is required to do so by any applicable rule, regulation or law, and each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member in good faith determines the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement. Any amount paid on behalf of or with respect to a Member pursuant to this Section 3.3 shall be treated as having been distributed to such Member as an advance against the next distributions that would otherwise be made to such Member, and such amount shall be satisfied by offset from such next distributions. Each Member will furnish the Managing Member with such information as may reasonably be requested by the Managing Member from time to time to determine whether withholding is required, and each Member will promptly notify the Managing Member if such Member determines at any time that it is subject to withholding.

3.4         Distributions in Kind. No right is given to any Member to demand or receive property other than cash as provided in this Agreement. The Managing Member may determine to make a distribution in kind of Company Assets to the Members, and such Company Assets shall be distributed in such a fashion as to ensure that the fair market value thereof is distributed and allocated in accordance with this Article 3 and Articles 4 and 7 hereof; provided, however, that, except upon a dissolution and winding up of the Company, no Member shall be compelled to accept a distribution consisting, in whole or in part, of any Company Assets in kind unless the ratio that the fair market value of such distribution-in-kind bears to such Member’s total distribution does not exceed the ratio that the fair market value of similar distributions-in-kind bears to the total distributions of other Members receiving distributions concurrently therewith (if any).

3.5         Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Person in violation of the Act or other applicable law.

ARTICLE 4
ALLOCATIONS OF NET PROFITS AND NET LOSSES

4.1         Timing of Allocations. Net Profits and Net Losses shall be determined and allocated with respect to each fiscal year or other period of the Company: (a) as of the end of such fiscal year, (b) at such times as the Gross Asset Value of any Company Asset is adjusted pursuant to the definition thereof, and (c) at such other times as may be required or permitted pursuant to this Agreement or otherwise under the Code. Subject to the other provisions of this Agreement, an allocation to a Member of a share of Net Profits or Net Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profits or Net Losses.

4.2         Economic Effect of Allocations. After giving effect to the allocations set forth in Section 2 of Exhibit E, for purposes of adjusting the Capital Accounts of the Members, Net Profits and Net Losses and, to the extent necessary, individual items of income, gain, loss, credit and deduction, for any fiscal year or other period shall be allocated among the Capital Accounts of the Members in a manner that as closely as possible gives economic effect to the provisions of Articles 3 and 7 and the other relevant provisions of this Agreement as determined by the Managing Member in its good faith discretion.

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ARTICLE 5
OPERATIONS

5.1         Management.

5.1.1           Except for Major Decisions, (i) the business activities of the Company shall be managed solely by the Managing Member and the policies and decisions of the Company shall be determined by the Managing Member, (ii) the Managing Member, on behalf of the Company may enter into, and perform the duties and obligations under, any and all contracts, agreements or instruments contemplated or permitted under this Agreement or deemed reasonably necessary by the Managing Member, in all cases without the consent or approval of the other Members, including, without limitation, any agreements or instruments to mortgage, pledge, encumber, finance, sell, convey, or otherwise transfer the Communities, and (iii) the Managing Member may authorize any Person (including any Member) to enter into, and perform the duties and obligations under, any contract, agreement or instrument on behalf of the Company. Except as may be specifically authorized by the Managing Member in advance in writing, no other Member shall have the right to bind the Company or act for or on behalf of the Company.

5.1.2           Except as otherwise provided in this Agreement, the Managing Member shall have the sole power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Managing Member (including, without limitation, through the appointment of officers of the Company).

5.1.3           Except as otherwise expressly provided in this Agreement or as the Managing Member may delegate, the other Members shall not participate in the management of the Company, and shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company. Except as expressly provided in this Agreement or required by any non-waivable provisions of applicable law, Members shall have no right to vote on or consent to any other matter, act, decision, or document involving the Company or its business. No Member shall take any action in the name of or on behalf of the Company, including, without limitation, assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Member, shall have been expressly authorized by the Managing Member or shall be expressly and specifically authorized by this Agreement.

5.2         Limitations on Authority of the Managing Member.

5.2.1           Notwithstanding any contrary provision of this Agreement, without SLR Consent in each instance (except to the extent that SLR is a De Minimis Member at such time) (a “Major Decision”), the Company shall not and shall not permit any of its Subsidiaries to:

(a)          change the primary business purpose of the Company as set forth in Section 1.4;

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(b)          appoint any new Manager and/or terminate any Management Agreement for any Community, except (i) in connection with a sale or other transfer of the applicable Community to the extent such sale or other transfer has been consented to by SLR as provided herein, (ii) upon the occurrence of any breach or default by Manager in accordance with the applicable Management Agreement for such Community, or (iv) upon the occurrence of any other termination of the applicable Management Agreement pursuant to the terms thereof or pursuant to any pooling agreement related to such Management Agreement; or

(c)          sell or refinance one (1) or more Communities (except in connection with a Sentio Portfolio Sale, in which case no SLR Consent shall be required); or

(d)          the admission to the Company of Additional Members pursuant to Section 2.5 hereof; or

(e)          make Credit Arrangements for more than $1,000,000.00 in any one instance as set forth in Section 2.9 hereof; or

(f)           cause there to be any dilution of any Member’s Percentage Interest pursuant to Section 2.10; provided, however, that no SLR Consent shall be required in connection with any dilution pursuant to Section 2.3.7; or

(h)          dissolution, liquidation or termination of the Company pursuant to Section 7.2 (a) (except in connection with a Sentio Portfolio Sale, in which case no SLR Consent shall be required).

5.2.2           Notwithstanding any contrary provision of this Agreement, the Managing Member shall have no authority to: (a) do any act in contravention of this Agreement or (b) knowingly perform any act that would subject any Member to liability for the debts, liabilities or obligations of the Company or another Member.

5.3         Reimbursement and Remuneration Generally. The Managing Member shall not be compensated for acting in such capacity, but shall be entitled to reimbursement for actual and commercially reasonable third party expenses incurred in furtherance of the business or management of the Company. Distributions received by the Members pursuant to Articles 3 and 7 are not, and shall not be deemed to be, remuneration within the meaning of this Section 5.3.

5.4         Reliance by Third Parties. Any Person dealing with the Company or the Managing Member may rely upon a certificate signed by the Managing Member (or any one or more of its agents designated by the Managing Member for such purpose or given such authority) as to:

5.4.1           The identity of the Managing Member, any Member of the Company or any Officer;

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5.4.2           The existence or non-existence of any facts which constitute a condition precedent to acts by the Managing Member or in any other manner germane to the affairs of the Company;

5.4.3           The Persons who are authorized to execute and deliver any instrument or document for or on behalf of the Company; or

5.4.4           Any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

5.5         Records and Reports.

5.5.1           The Managing Member shall cause to be kept (and made available to each Member), at the principal place of business of the Company, or at such other location as the Managing Member shall reasonably deem appropriate, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities, and the internal affairs of the Company for at least the current and past three (3) fiscal years.

5.5.2           The Members agree that the books of the Company shall be kept for accounting purposes in accordance with U.S. generally accepted accounting principles, consistently applied, and shall be kept for tax reporting purposes in accordance with applicable provisions of the Code. Subject to Code Section 448, the books of the Company may be kept on such other methods of accounting for tax and financial reporting purposes as may be determined by the Managing Member. The fiscal year of the Company shall end on December 31 of each year.

5.5.3           The Managing Member shall also:

(a)          provide to each Member within ninety (90) days following the end of each fiscal year of the Company or as soon as reasonably practicable thereafter, a report that shall include all necessary information required by the Members for preparation of their federal, state and local income or franchise tax or information returns, including each Member’s allocable share of Net Profits, Net Losses and any other items of income, gain, loss, deduction and credit for such fiscal year;

(b)          provide to each Member within forty-five (45) days following the end of each fiscal quarter of the Company or as soon as reasonably practicable thereafter, a copy of an unaudited balance sheet of the Company as of the end of such fiscal quarter, and the related unaudited statement of income and changes in the financial position of the Company for such fiscal quarter; and

(c)          make available to each Member a copy of the Company’s federal, state and local income tax or information returns for each fiscal year or portion thereof, concurrent with the filing of such returns.

5.5.4           Members (personally or through an authorized representative) may, for purposes reasonably related to their Interests, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours.

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5.6         Indemnification and Liability.

5.6.1           The Company shall indemnify and hold harmless the Managing Member, each of its members, managers, officers and agents, each of the Members and their members, managers, officers and agents and all officers and agents of the Company (each an “Indemnitee”) to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys’ fees and disbursements and other costs of litigation, whether pending or threatened), judgments, fines, settlements and other amounts, of any nature whatsoever, known or unknown, liquid or unliquid (collectively, “Liabilities”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising out of or incident to the business of the Company, if (a) the Indemnitee acted in good faith in a manner such Person believed to be within the scope of such Indemnitee’s authority and in, or not contrary to, the best interests of the Company, and (b) the Indemnitee’s conduct did not constitute fraud, bad faith, willful misconduct, gross negligence or material breach of this Agreement. Notwithstanding anything to the contrary herein, the foregoing indemnity shall not extend to any Liabilities arising from a Member’s breach of its representations, warranties, covenants or acknowledgements in Section 8.2.

5.6.2           Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 5.6 shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a satisfactory written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 5.6.

5.6.3           The indemnification provided by this Section 5.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

5.6.4           Any indemnification provided hereunder shall be satisfied solely out of the Company Assets. No Member, or owner of any Member, shall be subject to personal liability by reason of these indemnification provisions.

5.6.5           No Indemnitee shall be denied indemnification in whole or in part under this Section 5.6 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

5.6.6           Except as set forth in Section 5.6.3, the provisions of this Section 5.6 are for the benefit of the Indemnitees only and shall not be deemed to create any rights for the benefit of any other Person.

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5.6.7           None of the officers of the Company, the Managing Member or any Member (except as provided in Section 8.2) shall be liable to the Company or to any other Member for any Liabilities sustained or incurred as a result of any act or omission of such Person if (a) such Person acted in good faith in a manner such Person believed to be within the scope of such Person’s authority and in, or not contrary to, the best interests of the Company, and (b) such Person’s conduct did not constitute fraud, bad faith, willful misconduct or a material breach of this Agreement.

5.6.8           The Managing Member is hereby authorized on behalf of the Company to cause the Company to indemnify, hold harmless and release any agents and/or advisors of the Company, the Managing Member and the Company’s Affiliates, to the same extent provided with respect to the Indemnitees in this Section 5.6.

5.7         Duties and Conflicts.

5.7.1           The Members, in connection with their respective duties, responsibilities, rights and obligations hereunder, shall at all times have a duty to act in good faith, but recognizing that each Member may act in its own economic self-interest and in accordance with such tax and business objectives as it deems appropriate or desirable for such Member and shall not have any fiduciary duties to the Company, any other Member or any other Person bound by this Agreement. So long as a Member acts in good faith and in accordance with the express provisions of this Agreement, such Member shall not be in breach of any duties (including any fiduciary duties that may otherwise be imposed by law) or have any Liabilities to the Company, any other Member or any other Person bound by this Agreement, whether at law or in equity. The provisions of this Agreement, to the extent that they expand, restrict or eliminate the duties and Liabilities of a Member otherwise existing at law or in equity, are agreed by the Members to replace fully and completely such other duties and Liabilities of each Member. Subject to the foregoing, but notwithstanding anything else in this Agreement to the contrary or otherwise applicable law, whenever a Member or the Members are required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing: (a) “in its discretion,” under a similar grant of authority or latitude, or without an express standard of behavior (including, without limitation, standards such as “reasonable”), then each Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall, to the fullest extent permitted by law, have no duty or obligation to consider any other interests or factors whatsoever (other than the duty to act in good faith), or (b) with an express standard of behavior (including, without limitation, standards such as “reasonable”), then each Member shall comply with such express standard but shall not be subject to any other, different or additional standard (other than the standard of good faith).

5.7.2           Notwithstanding the provisions of Section 5.7.1, but subject to the provisions of Section 5.7.3, each Member and its Affiliates may engage or invest in, and devote its and their time to, any other business venture or activity of any nature and description, whether or not such activities are considered competitive with the Company, its Subsidiaries or the businesses of any of them (the “Right to Compete”), and neither the Company nor any other Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Member (or to the income or proceeds derived therefrom), and the pursuit of such other venture or activity shall not be deemed wrongful or improper. The Right to Compete of each Member and its Affiliates does not require the notice to, approval from, or other sharing with, any of the other Members or the Company. The legal doctrines of “corporate opportunity,” “business opportunity” and similar doctrines shall not be applied to any such competitive venture or activity of a Member or its Affiliates. No Member or its Affiliates shall have any obligation to the Company or its other Members with respect to any opportunity.

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5.7.3        Notwithstanding anything to the contrary in this Agreement, unless approved by the Managing Member in its sole and absolute discretion, neither SLR nor any of its Affiliates, directly or indirectly, shall at any time during which SLR is a Member, and for a period of two (2) years thereafter:

(a)    participate in the de novo development or construction of any Competing Community;

(b)    acquire any fee, leasehold, management or other interest in any Competing Community (other than the Competing Communities identified on Exhibit D); or

(c)    if SLR or any of its Affiliates operates or manages a Competing Community (including the Competing Communities identified on Exhibit D hereto), transfer any executive director or sales and marketing director of any Community to such Competing Community or, except as reasonably necessary to provide residents or patients with an alternative level of care not provided at a Community, recommend the removal or transfer of a resident or patient from such Community to such Competing Community; provided, however, that the foregoing restriction shall not apply to any recommendation of the removal or transfer of a resident or patient if it is in the best interest of the care of the resident or patient.

Any violation of this Section 5.7.3 by SLR or any of its Affiliates shall be deemed a Material Default by SLR, and Sentio shall have all the rights and remedies available to it under this Agreement and under applicable law or in equity. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 5.7.3 shall survive: (a) SLR’s ceasing to be a member of the Company for any reason, and (b) the expiration or sooner termination of this Agreement.

5.8         REIT Protections.

5.8.1        Notwithstanding anything to the contrary in this Agreement, for so long as any Member is a REIT Member, unless the REIT Member shall otherwise consent in writing (which consent may be withheld in such REIT Member’s sole and absolute discretion), the Company shall not (and shall not permit any Subsidiary of the Company to) take any action, or refrain from taking any action that, in the judgment of such REIT Member, in its sole and absolute discretion, could adversely affect the ability such REIT Member (or any Affiliate thereof) to continue to qualify as a REIT under the Code.

5.8.2        So long as SLR is a Member of the Company, SLR covenants and agrees that SLR shall not be the Manager (or treated as the Manager for U.S. federal income tax purposes), become a Subsidiary of Manager or merge or consolidate with Manager.

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5.9         Right of First Offer. For so long as SLR is a Member of the Company and/or SLR or any of its Affiliates remains the manager of one or more Communities, Sentio shall have a right of first offer (“ROFO”) to invest or otherwise participate in all joint ventured investments of the SLR Parties with any Real Estate Investment Trust (REIT) which also involve the ownership or operation of assisted living, memory care, senior apartments, or other senior housing facilities (an “Investment Opportunity”). SLR shall deliver written notice to Sentio of any Investment Opportunity, which details the terms and conditions of the Investment Opportunity. Sentio shall have fifteen (15) Business Days from receipt of such notice to notify SLR of Sentio’s intent to exercise the ROFO with respect to the Investment Opportunity. If Sentio fails to respond to SLR within the fifteen (15) Business Day period referenced in the immediately preceding sentence, or if Sentio and the SLR Parties do not execute a written agreement for the Investment Opportunity within sixty (60) days of the initial written notice delivered by SLR, Sentio’s ROFO with respect to that Investment Opportunity shall terminate, at which point the SLR Parties shall be entitled to offer the Investment Opportunity to any and all third parties on terms and conditions substantially similar to those presented to Sentio.

Notwithstanding the failure of Sentio to exercise the ROFO with respect to an Investment Opportunity, in no event shall the SLR Parties be entitled to pursue an Investment Opportunity which otherwise violates the non-compete provisions of Section 5.7.3 of this Agreement.

ARTICLE 6
INTERESTS AND TRANSFERS OF INTERESTS

6.1         Transfers.

6.1.1        Generally.

(a)          Except as permitted in this Article 6 or pursuant to Section 2.3.7, no Member shall Transfer all or any part of its Interest. Each Member agrees that to the extent it desires that all or any portion of its Interest be at any time held by any other Person, such Member will Transfer its Interest, or part thereof, to such Person only through a direct Transfer in the manner contemplated in this Article 6, and that, except as expressly authorized in Section 6.1.2, no Transfer or other disposition of any stock, partnership, limited liability company or other beneficial interest in any Member or its Controlling Person(s), will be effected, directly or indirectly, unless approved by the other Members in their sole and absolute discretion. The approval by any Member to Transfer in any one or more instances shall not limit or waive the requirement to obtain approval in any other or future instance. Any Transfer of an Interest in contravention of this Article 6 shall be null and void and shall be deemed a Material Default, and the other Members shall have all the rights and remedies available under this Agreement and applicable law or in equity. Notwithstanding anything set forth in this Agreement to the contrary, the public issuance of common stock, convertible debt, equity or other similar securities by Sentio, its Subsidiaries or Affiliates, and the Transfer of such securities, whenever issued, will not constitute a prohibited Transfer under this Article 6.

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(b)          As a condition to the effectiveness of a Transfer that is permitted under this Section 6.1.1 or under Section 6.1.2, the transferor shall bear and pay all related fees and costs including any Company Expenses.

(c)          Except as otherwise expressly provided in this Article 6, the recipient of any Interest (or part thereof) Transferred in accordance with this Article 6 shall be an Assignee only, with only the rights provided in Section 6.4, unless and until admitted as a Substitute Member pursuant to Section 6.6.

(d)          Notwithstanding anything in this Agreement to the contrary, except as expressly provided in Section 2.3.4, no Member or its Affiliates may, directly or indirectly, mortgage, pledge or hypothecate its Interest (or part thereof) in the Company except to the extent permitted hereunder or by the Managing Member in its sole and absolute discretion.

(e)          No Member may Transfer more than 49% of the total Interests of the Company unless such Member Transfers all of such Member’s Interests in the Company.

6.1.2        Permitted Transfers. Notwithstanding anything in this Agreement to the contrary, but subject to the conditions set forth in this Article 6, the following Transfers of Interests shall be permitted:

(a)          Transfers by Sentio of all or any portion of its Interest to any Person, including any Affiliate (i) in connection with a merger, consolidation, share exchange, existing (as of the date hereof) equity investment agreement, or reorganization to which Sentio (or any parent or Affiliate thereof) is a party, or (ii) that acquires all or substantially all of the assets or stock of Sentio (or any parent thereof);

(b)          Transfers by either SLR or Sentio to their respective Affiliates, subject to the limitations of Section 5.8.2;

(c)          Except for Transfers otherwise expressly permitted pursuant to Sections 6.1.2(b) above, Transfers by SLR of all or any portion of its Interest to any other Person with the prior written consent of Sentio, which consent may be given or withheld in Sentio’s sole and absolute discretion;

(d)          Transfers of ownership interests in SLR among current SLR Members and to: a trust controlled by current SLR Members for estate planning purposes; or upon the death of an owner of an interest in SLR; provided, however, that no Transfer shall be permitted in the event such Transfer could, as determined by Managing Member, in its sole discretion, adversely affect the ability of the REIT Member (or any Affiliate thereof) to continue to qualify as a REIT under the Code.

In the event that Sentio Transfers all its Interest in accordance with any of the provisions of this Section 6.1.2, such transferee shall automatically become a Substitute Member pursuant to Section 6.6 and shall become the Managing Member.

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6.2         Purchase Right/Obligation.

6.2.1        Sentio shall have the right (the “Call Right”) to purchase, or cause the Company to purchase, all but not less than all of the Interest of SLR, together with all of SLR’s or its Affiliate’s “Interest” (as defined in the OpCo LLC Agreement) in the OpCo LLC, when any of the following conditions exists (each, a “Call Right Trigger Event”):

(a)          any time after the occurrence, and during the continuance of a Material Default by SLR;

(b)          any time within sixty (60) days after Sentio has actual knowledge of the occurrence of any SLR Change of Control or Material SLR Transaction;

(c)          at any time within sixty (60) days after the expiration or earlier termination of the last of the Management Agreement[s];

(d)          at any time within sixty (60) days after SLR has failed to consent to any Major Decision requiring its consent pursuant to Section 5.2 hereof provided that Sentio has requested such consent in writing and SLR has either expressly denied such consent or has failed to respond to such request with ten (10) days; or

(e)          a “Call Right Trigger Event” (as defined in the OpCo LLC Agreement) has occurred under the OpCo LLC Agreement.

6.2.2        The procedure by which the Call Right may be exercised and the determination of the purchase price of the interests purchased pursuant thereto, are set forth in Exhibit F hereto.

6.2.3        Additionally, without limiting any other provision or restriction upon Transfer contained herein, in the event SLR receives a bona fide written offer (“Offer”) to purchase SLR’s Interest which SLR wishes to accept, SLR shall first offer to sell all of its Interest covered by the Offer to Sentio, and Sentio shall have the first option to acquire such Interest at the price and upon the terms and conditions set forth in the Offer. This option is hereinafter referred to as the “Right of First Refusal.” Such Right of First Refusal is subject to the following additional terms:

(a)          Notice of any Offer shall be given by SLR in writing to the Company and Sentio. Such notice shall state the Interests being offered and the basis upon which the proposed Transfer would otherwise be permitted pursuant to this Agreement, and shall contain a copy of the Offer. The Right of First Refusal period of Sentio shall commence upon the date of the proper delivery of the notice and shall terminate, unless exercised, fifteen (15) days thereafter, unless sooner terminated by written refusal of the Sentio delivered to SLR. An election to exercise a Right of First Refusal shall be made in writing and transmitted to SLR. If Sentio and SLR do not complete a transaction for the purchase of SLR’s Interests within sixty (60) days of the initial written notice delivered by SLR, Sentio’s Right of First Refusal with respect to the Offer shall terminate.

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(b)          Upon the failure or neglect of Sentio to exercise its Right of First Refusal, SLR, for a period of ninety (90) days from the date when Sentio’s Right of First Refusal expired, have the right to sell the Interests covered by the Offer to the person or entity making such Offer upon the exact terms and conditions set forth in such Offer; provided, however, no other provision of this Agreement is intended to be waived or modified by this provision and such Transfer must otherwise comply with all other restrictions and conditions upon Transfer contained herein. If SLR fails to so sell such Interests within such ninety (90) day period, or if any material term of the Offer is changed, modified or supplemented, then Interests may not be sold without first again giving Sentio a Right of First Refusal with respect thereto.

6.3         Further Restrictions. Notwithstanding any contrary provision in this Agreement, any otherwise permitted Transfer to any Person shall be null and void if:

(a)          such Transfer may cause a termination of the Company for federal or state, if applicable, income tax purposes (unless otherwise waived by the Managing Member or unless such Transfer is made pursuant to Section 2.3.7 or 6.2);

(b)          such Transfer may cause the Company to cease to be classified as a partnership for federal or state income tax purposes, provided, however, that if as a result of such Transfer one Member (for purposes of this Section 6.3(b), the “Acquiring Member”) would own one hundred percent (100%) of the outstanding Interests, and following such Transfer the Company would constitute a disregarded entity for United States federal income tax purposes with respect to the Acquiring Member, such Transfer shall be a permitted Transfer;

(c)          such Transfer may require the registration of such Transferred Interest pursuant to any applicable federal or state securities laws;

(d)          such Transfer may cause the Company to become a “Publicly Traded Partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;

(e)          such Transfer may subject the Company, the Managing Member or its or their Affiliates to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

(f)          such Transfer may result in a violation of any applicable law;

(g)          such Transfer is made to any Person who lacks the legal right, power or capacity to own such Interest; or

(h)          the Company does not receive written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member (in its reasonable discretion).

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6.4         Rights of Assignees. Until such time, if any, as the transferee in any permitted Transfer pursuant to this Article 6 is admitted to the Company as a Substitute Member pursuant to Section 6.6: (a) such transferee shall be an Assignee only, and only shall receive, to the extent Transferred, the distributions and allocations of income, gain, loss, deduction, credit, or similar items to which the Member that Transferred its Interest would be entitled, and (b) such Assignee shall not be entitled or enabled to exercise any other rights or powers of a Member, such other rights remaining with the transferring Member. In such a case, the transferring Member shall remain a Member, and shall remain liable for the satisfaction of all obligations contained herein as a Member, even if such transferring Member has Transferred its entire Economic Interest to one or more Assignees (subject to Section 6.5); but this sentence does not apply to a Transfer under Section 6.2 (which is deemed to be a Transfer to a Substitute Member). In the event any Assignee desires to make a further assignment of any Economic Interest, such Assignee shall be subject to all of the provisions of this Agreement relating to restrictions on Transfer to the same extent as any Member desiring to make such an assignment.

6.5         Admissions, Withdrawals and Removals. No Person shall be admitted to the Company as a Member except in accordance with Section 2.5 (in the case of Persons obtaining an Interest directly from the Company) or Section 6.6 (in the case of transferees of a permitted Transfer of an Interest from another Person). No Member shall be entitled to retire or withdraw from being a Member of the Company except (a) in accordance with Section 6.7, or (b) with the consent of each other Member, which consent may be given or withheld in each such Member’s sole and absolute discretion. No Member shall be subject to removal except in accordance with Sections 2.3.7 or 6.2. No admission, withdrawal or removal of a Member shall cause the dissolution of the Company. Any purported admission, withdrawal or removal which is not in accordance with this Agreement shall be null and void.

6.6         Admission of Assignees as Substitute Members.

6.6.1        An Assignee shall become a Substitute Member only if and when each of the following conditions are satisfied:

(a)          The assignor of the Interest Transferred sends written notice to the Managing Member requesting the admission of the Assignee as a Substitute Member and setting forth the name and address of the Assignee, the Capital Account transferred, the Percentage Interest transferred, and the effective date of the Transfer;

(b)          Each Member consents in writing to the admission of such Assignee as a Substitute Member, which consent shall not be unreasonably withheld or delayed; and

(c)          The Managing Member receives from the Assignee (i) such information concerning the Assignee’s financial capacities and investment experience as the Managing Member may reasonably request, and (ii) written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a Substitute Member) that are in a form satisfactory to the Managing Member (as determined in the Managing Member’s reasonable discretion).

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Notwithstanding the foregoing, upon the Transfer by Sentio of all or any portion of its Interest in accordance with Section 6.1.2, the transferee shall automatically become a Substitute Member without having to comply with Sections 6.6.1(a)-(c).

6.6.2        Upon the admission of any Substitute Member, the books and records of the Company shall be amended by the Managing Member to reflect the name, address, Capital Contributions, Capital Account balance, Invested Capital balance and Percentage Interest of such Substitute Member and to eliminate or adjust, if necessary, the name, address, Capital Contributions, Capital Account balance, Invested Capital balance and Percentage Interest of the predecessor of such Substitute Member.

6.7         Withdrawal of Members. If a Member has transferred all of its Interest to one or more Assignees, then such Member shall withdraw from the Company if and when all such Assignees have been admitted as Substitute Members in accordance with this Agreement.

6.8         Conversion of Membership Interest. Upon the Incapacity of a Member, such Incapacitated Member’s Membership Interest shall automatically be converted to an Economic Interest only, and such Incapacitated Member (or its executor, administrator, trustee, or receiver, as applicable) shall thereafter be deemed an Assignee for all purposes hereunder, with the same Economic Interest as was held by such Incapacitated Member prior to its Incapacity, but without any other rights of a Member unless the holder of such Economic Interest is admitted as a Substitute Member pursuant to Section 6.6 above.

ARTICLE 7
DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

7.1         Limitations. The Company may be dissolved, liquidated, and terminated only pursuant to the provisions of this Article 7, and the parties hereto do hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company Assets.

7.2         Exclusive Causes. Notwithstanding the Act, the following and only the following events shall cause the Company to be dissolved, liquidated, and terminated:

(a)          Subject to compliance with Section 5.2.1 hereof, the written consent of the Managing Member;

(b)          The Transfer of all or substantially all of the Company Assets and the receipt of all consideration therefor, except that if non-monetary consideration is received upon such disposition the Company shall not be dissolved pursuant to this clause until such consideration is converted into United States dollars or a money equivalent;

(c)          Judicial dissolution; or

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(d)          At any time that there are no Members, unless the business of the Company is continued in accordance with the Act.

To the fullest extent permitted by law, any dissolution of the Company other than as provided in this Section 7.2 shall be a dissolution in contravention of this Agreement.

7.3         Effect of Dissolution. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until it has been wound up and its assets have been distributed as provided in Section 7.5 of this Agreement and the Certificate has been cancelled by the filing of a certificate of cancellation with the office of the Delaware Secretary of State. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

7.4         No Capital Contribution Upon Dissolution. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, its Capital Contributions thereto, its Capital Account, its Invested Capital and its share of Net Profits or Net Losses, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member, except to a Non-Contributing Member pursuant to Section 2.3 on account of any Default Loan. Accordingly, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the liquidation occurs), then such Member shall have no obligation to make any Capital Contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

7.5         Liquidation.

7.5.1        Upon dissolution of the Company, the Company shall thereafter engage in no further business other than that which is necessary to wind up the business, and the Managing Member (or such other Person as the Managing Member may determine) shall act as the “Liquidator” of the Company. A reasonable time shall be allowed for the winding up of the affairs of the Company in order to minimize any losses attendant upon such a winding up. In the event the Liquidator reasonably believes that it is prudent to do so, cash or other assets held in reserve may be placed in a liquidating trust or other escrow immediately prior to the termination of the Company in order to ensure that any and all obligations of the Company are satisfied. After allocating (pursuant to Article 4 of this Agreement) all income, gain, loss, deductions and credit resulting from the liquidation of the Company Assets, the Liquidator shall apply and distribute the cash proceeds thereof as follows (it being understood that any amounts to be paid to a Lending Member pursuant to Section 2.3 shall be paid to such Lending Member out of the following distributions that would otherwise be made to the Non-Contributing Member, but that such amounts shall be deemed to have been distributed to the Non-Contributing Member and immediately repaid by the Non-Contributing Member to the Lending Member):

(a)          First, to the payment of (i) the debts and liabilities of the Company (including any outstanding amounts due under any Credit Arrangements encumbering the Company Assets (or any part thereof) and, to the extent permitted by law, to Members who are creditors) and (ii) the expenses of liquidation; then

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(b)          Second, to the establishment of any Reserves which the Liquidator shall determine in its commercially reasonable judgment to be reasonably necessary for contingent, unliquidated or unforeseen Liabilities or obligations of the Company or its Subsidiaries or the Members arising out of or in connection with the Company or its Subsidiaries. Such Reserves may, in the commercially reasonable discretion of the Liquidator, be paid over to a national bank or national trust company selected by the Liquidator and authorized to conduct business as an escrowee to be held by such bank or trust company as escrowee for a period as reasonably determined by the Liquidator for the purposes of disbursing such Reserves to satisfy the Liabilities and obligations described above, and at the expiration of such period distributing any remaining balance as provided hereinafter in this Section 7.5.1; then

(c)          Third, subject to Section 2.3, to the Members in accordance with Section 3.1.3.

7.5.2        Notwithstanding Section 7.5.1, in the event that the Liquidator determines that an immediate sale of all or any portion of the Company Assets would cause undue loss to the Members, the Liquidator, in order to avoid such loss to the extent not then prohibited by the Act, may either defer liquidation of and withhold from distribution for a reasonable time any Company Assets except those necessary to satisfy, including the provision of reasonable Reserves for, the Company’s debts and obligations, or distribute the Company Assets to the Members in kind in a manner otherwise in accordance with the distribution procedure of Section 7.5.1.

ARTICLE 8
MISCELLANEOUS

8.1         Amendments.

8.1.1        Each Additional Member and Substitute Member shall become a signatory hereto by signing a counterpart signature page to this Agreement, and such other instruments, in such manner, as the Managing Member shall determine. By so signing, each Additional Member and Substitute Member, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Agreement.

8.1.2        In addition to amendments specifically authorized herein, amendments may be made to this Agreement from time to time by the Managing Member, without the consent of any other Member: (a) to delete or add any provision of this Agreement required to be so deleted or added by any federal or state law, rule or regulation (provided that any such amendment may not adversely affect the Economic Interest or other material rights of any Member without such Member’s consent); (b) to take such actions as may be necessary (if any) to insure that the Company will be treated as a partnership for federal income tax purposes (provided that any such amendment may not adversely affect the Economic Interest of any Member without such Member’s consent); and (c) to reflect the admission of any Additional Member pursuant to Section 2.5 or Substitute Member pursuant to Section 6.6. Notwithstanding the foregoing, no such amendment may be made without the consent of all Members to be adversely affected to the extent that such amendment would: (i) adversely modify the limited liability of a Member, or (ii) cause a disproportionate reduction in the Percentage Interest of any Member relative to other similarly situated Members except as otherwise expressly provided in this Agreement. All other amendments shall require the approval of each Member.

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8.1.3         In making any amendments, there shall be prepared and filed by, or for, the Managing Member such documents and certificates as may be required under the Act and under the laws of any other jurisdiction applicable to the Company.

8.2         Member Representations and Warranties; Indemnification.

8.2.1        Representations and Warranties. Each Member (solely on behalf of itself and not with respect to any other Member) hereby represents, warrants, covenants and acknowledges as follows to the Company and the other Member(s):

(a)          Such Member is duly incorporated, organized or formed (in the event such Member is not a corporation), validly existing and in good standing under the laws of its state of incorporation, organization or formation (as the case may be). Such Member has the requisite power and authority to own its property and to carry on its business as now conducted, to the extent material to its rights and obligations under this Agreement. Such member is in compliance with all Requirements of Law to the extent material to its rights and obligations under this Agreement.

(b)          Such Member has all requisite power and authority, and the legal right, to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder in accordance with the terms and provisions hereof.

(c)          All acts and other proceedings required to be taken by such Member to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.

(d)          This Agreement has been duly executed and delivered by such Member and constitutes the valid and binding obligation of such Member, enforceable against it in accordance with its terms, except as enforceability may be affected by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity and the limitation of certain remedies by certain equitable principles of general applicability; and (iii) the fact that the rights to indemnification hereunder may be limited by applicable laws, including federal or state securities laws.

(e)          The execution, delivery and performance by such Member of this Agreement and the transactions contemplated hereby will not constitute a material breach of any term or provision of, or a material default under (i) any outstanding indenture, mortgage, loan agreement or other similar contract or agreement to which such Member or any of its Affiliates is a party or by which it or any of its Affiliates or its or their property is bound; (ii) its certificate or articles of incorporation or bylaws or other governing documents; (iii) any material applicable law; or (iv) any material order, writ, judgment or decree having applicability to it.

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(f)          Such Member has obtained all approvals and consents required to be obtained by it in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated to occur on the Effective Date from all Persons having approval or consent rights, and has made all material filings and registrations, required from or by any governmental body, authority, bureau or agency in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(g)          Except as set forth on Schedule 8.2.1(g) hereto, such Member has not incurred any obligation to a broker or finder for payment of any commission or fee in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including its admission as a Member, for which the Company or any other Member may become liable.

(h)          To the extent applicable to such Member, to such Member’s actual knowledge, such Member has complied in all material respects with the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, which comprises Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and the regulations promulgated thereunder, and the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). Neither such Member nor any of its Affiliates is included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, or a resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (B) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

(i)          Such Member is acquiring its Interest for its own account and not for the account of any other Person. Such Member is acquiring its Interest solely for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act. Such Member understands that the sale and issuance of the Interests has not been registered under the Securities Act, applicable state securities laws or the securities or similar law of any other jurisdiction whatsoever, and, therefore, the Interests cannot be Transferred or otherwise disposed of unless they are subsequently registered under the securities and similar laws of each applicable jurisdiction, or unless exemptions from such registration requirements are available. Such Member understands that Transfers and dispositions of its Interest can be made only (i) as explicitly permitted or contemplated under the terms of this Agreement and (ii) in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and all applicable state securities and “blue sky” laws; and such Member understands that the Company is under no obligation to register the offer or sale of any Interests in any jurisdiction whatsoever or to assist such Member in complying with any exemption from registration under the securities or similar laws of any jurisdiction whatsoever.

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(j)          Such Member understands and is able to bear the economic risk of an investment in the Company and can afford to sustain a total loss on such investment. Such Member further acknowledges that there are substantial risks in the investment (including loss of the entire amount of such investment), that such Member is capable of evaluating the merits and risks of the investment in the Company and such Member has evaluated such risks and determined that the Interest is a suitable investment for such Member. Such Member has such knowledge and experience in business, financial and tax matters, including experience in investing in non-listed and non-registered securities, and is a sophisticated investor capable of utilizing the information made available to it in connection with its investment in the Interest to evaluate the merits and risks of its investment in the Company, to make an informed investment decision with respect thereto and to protect its interests in connection with such investment.

(k)          Such Member, or each beneficial owner (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”)) of such Member, (i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D and (ii) has not been formed for the specific purpose of acquiring the Interest unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501 of Regulation D.

(l)          Such Member and its legal, tax, accounting and financial advisers have been provided an opportunity to ask questions of and receive information from a Person or Persons acting on behalf of the Company concerning the investment in the Company, the Company Assets, the Company, and such other matters as such Member and any of its advisors have deemed necessary or desirable. All such questions have been answered to the full satisfaction of such Member and any such advisors, and such Member has received all such information requested, but such Member has in all events relied upon its own due diligence in evaluating this Agreement, the Interests, the Communities and the other Company Assets.

(m)          Such Member has consulted and been advised by its own legal counsel and tax advisor in connection with, and acknowledges that no representations as to potential profit, tax consequences of any sort (including the tax consequences resulting from forming or operating the Company, conducting the business of the Company, executing this Agreement, consummating the transactions provided for herein, making Capital Contributions, being admitted to the Company, receiving or not receiving distributions from the Company, or being allocated Net Profits and Net Losses), cash flows or funds from operations or yield, if any, with respect to the Company, have been made by the Company, any Member or any Affiliate of any Member or any employee or representative thereof, and that projections and any other financial information and documentation that may have been in any manner submitted to such Member from any source shall not constitute any representation or warranty of any kind or nature, express or implied and such Member is not relying on any representations or warranties of any other Person in connection therewith, including the Company or any other Member.

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8.2.2        Member Indemnity. Each Member agrees to indemnify, defend and hold harmless the Company, the other Member, each officer, director, agent and Affiliate of the Company and each other Member from and against any and all Liabilities arising out of or based upon any false representation or warranty made by such Member herein or in any other document or certificate delivered to the Company by such Member in connection with such Member’s acquisition of its Interest.

8.2.3        Survival. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 8.2 shall survive: (a) a Member’s ceasing to be a member of the Company for any reason, and (b) expiration or sooner termination of this Agreement.

8.3         Entire Agreement. This Agreement, the OpCo LLC Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof and fully supersede any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof and thereof.

8.4         Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

8.5         Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by electronic mail, facsimile or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Company, to the Company at the address set forth in Section 1.3 hereof, or to such other address as the Company may from time to time specify by notice to the Members; if to a Member, to such Member at the address set forth in Exhibit B, or to such other address as such Member may from time to time specify by notice to the Company. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon confirmed receipt, if sent by facsimile or electronic mail, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

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8.6         Tax Matters.

8.6.1        Sentio shall be designated and shall serve as “Tax Matters Partner” (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company.

8.6.2        The Member designated as “Tax Matters Partner” may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Section 754 of the Code) in accordance with this Agreement, and as the Tax Matters Partner, such Member shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matter Partner.

8.6.3        Preparation of the income tax returns of the Company shall be the responsibility of the Managing Member. If the Managing Member engages a certified public accountant for the preparation and or review of any or all of the income tax returns, the expense shall be a Company Expense.

8.7         Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of choice of law or conflicts of law.

8.8         Construction. The Members intend that this Agreement shall be construed as if all parties prepared this Agreement.

8.9         Captions - Pronouns. Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

8.10       Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving a Membership Interest or Economic Interest, whether as Assignees, Substitute Members or otherwise.

8.11       Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

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8.12       Confidentiality. Each Party hereto agrees that the provisions of this Agreement, all understandings, agreements and other arrangements between and among the parties, and all other non-public information received from or otherwise relating to, the Company and the Company Assets shall be confidential, and shall not be disclosed or otherwise released to any other Person (other than another party hereto) without the written consent of the Managing Member. The obligations of the parties hereunder shall not apply to: (a) the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, or by any regulations or securities exchange listing rules applicable to such party or its Affiliates, provided that (i) prior to disclosing such confidential information, a party shall notify the Company thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed; and (ii) such party shall, if requested by the Company, provide reasonable cooperation with the Company to protect the continued confidentiality thereof; (b) the disclosure of confidential information to any financial advisors, attorneys, accountants, other professional advisors, investors and Lenders of a Member who agree to hold confidential such information substantially in accordance with this Section 8.12 or who are otherwise bound by a duty of confidentiality to such Member; (c) the disclosure of the fact that SLR and Sentio are the owners of the Company; (d) the disclosure of the fact that Sentio is the Managing Member and SLR is not; and (e) such disclosures as may be contained in any public announcement approved by both Sentio and SLR. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 8.12 shall survive: (x) a Member’s ceasing to be a member of the Company for any reason, and (y) the dissolution and/or termination of the Company.

8.13       Interpretation. All references herein to Articles, Sections, subparagraphs, Exhibits and addenda shall be deemed to be references to Articles, Sections and subparagraphs of, and Exhibits and addenda to, this Agreement unless the context shall otherwise require. All Exhibits and addenda attached hereto shall be deemed incorporated herein as if set forth in full herein. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The words “date hereof” shall refer to the date set forth on the cover page of this Agreement. All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Time is of the essence of the provisions hereof.

8.14       No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company or by any creditor of any Member except as expressly provided in Section 2.3 with respect to an Affiliate of a Member that is a Lending Member. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto and, solely with respect to the provisions of (a) Sections 5.6 and 8.2.2 each Indemnitee and each other indemnified Person addressed therein, and (b) Section 2.3 any Affiliate of a Member that is a Lending Member.

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8.15       No Right of Setoff (Except for Amounts Owing Under OpCo LLC Agreement). No Member will assert (or will permit its Affiliates to assert) any right of setoff against any other Member or such other Member’s Affiliates for any normal trade activity except to the extent otherwise specifically permitted herein. Notwithstanding the foregoing or anything in this Agreement to the contrary, Sentio shall have the right to, or cause the Company to, offset any amounts otherwise owing to SLR for the Purchase Price upon exercise of a Call Right pursuant to Section 6.2 hereof against any amounts owing by SLR or any Affiliate of SLR to Sentio or any Affiliate of Sentio under the OpCo LLC upon the exercise of a “Call Right” (as defined in the OpCo LLC Agreement).

8.16       Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means (including in “PDF” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.17       Mandatory Arbitration. Any controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (other than any controversy, dispute or claim arising out of, in connection with, or in relation to Section 5 of Exhibit F), including any claim based on contract, tort or statute, shall be determined by final and binding, confidential arbitration by the AAA in accordance with its then-existing Commercial Arbitration Rules, and the sole arbitrator shall be selected in accordance with such AAA rules. Any arbitration hereunder shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16 (or any successor legislation thereto), and judgment upon the award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Neither the Members nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all Members except to the extent necessary to enforce the award or required by applicable law; provided, however, that either Member may disclose the existence, content or results of any such arbitration to its partners, officers, directors, employees, agents, attorneys and accountants and to any other Person to whom disclosure is required by applicable law, including pursuant to an order of a court of competent jurisdiction, or by any regulations or securities exchange listing rules applicable to such party or its Affiliates. Unless otherwise agreed by the parties, any arbitration hereunder shall be held at a neutral location selected by the arbitrator in the metropolitan area of Boston, Massachusetts. The cost of the arbitrator and the expenses relating to the arbitration (exclusive of legal fees) shall be borne equally by both Members unless otherwise specified in the award of the arbitrator. Such fees and costs paid or payable to the arbitrator shall be included in costs and reasonable attorneys’ fees for purposes of Section 8.18 and the arbitrator shall specifically have the power to award to the prevailing party pursuant to such Section such party’s costs and expenses incurred in such arbitration, including fees and costs paid to the arbitrator. Each Member’s obligation under this Section 8.17 will survive the dissolution, liquidation and winding up of the Company.

8.18       Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or to resolve any dispute under this Agreement, the losing party shall pay the attorney’s fees, costs and necessary disbursements of the prevailing party in addition to any other relief to which such prevailing party may be entitled.

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8.19       Injunctive Relief and Enforcement. In the event of a breach by a Member of the terms of this Agreement, the Company or the other Members shall be entitled to institute, legal proceedings to obtain damages for any such breach (in accordance with Section 8.17), or to enforce the specific performance of this Agreement by such Member and to enjoin such Member from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Each Member acknowledges that money damages for any breach by such Member of the provisions of this Agreement would not be a sufficient remedy for any breach of this Agreement by such Member and that in addition to all other remedies the Company and the non-breaching Members shall be entitled to specific performance and injunctive or other equitable relief for any such breach.

8.20       Appointment of Managing Member as Attorney-in-Fact.

8.20.1      Each Member, including each Additional Member and Substitute Member, by its execution of this Agreement, irrevocably constitutes and appoints the Managing Member as its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such certificates and other instruments, and all amendments thereto, which the Managing Member deems appropriate to form, qualify or continue the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Company may conduct business or in which such formation, qualification, or continuation is, in the opinion of the Managing Member, necessary or desirable to protect the limited liability of the Members or operate the Company.

8.20.2      The appointment by all Members of the Managing Member as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power, and the transfer or assignment of all or any portion of the Interest of such Person in the Company, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Member of all of its Interest in the Company, the foregoing power of attorney of an assignor Member shall survive such assignment only until such time as the Assignee shall have been admitted to the Company as a Substitute Member and all required documents and instruments shall have been duly executed, filed, and recorded to effect such substitution.

8.21       Force Majeure. The parties to this Agreement shall be excused from performance of their obligations (other than any obligation to pay money under this Agreement) where they are prevented from so performing by revolutions, terrorism or similar disorders, wars, acts of enemies, strikes, fires, floods, acts of God, or, without limiting the foregoing, by any cause not within the control of the party whose performance is interfered with, and which, by the exercise of commercially reasonable diligence, the party is unable to prevent. All parties shall perform such parts or aspects of their obligations as are not interfered with by these causes.

8.22       Limitation On Creditors’ Interests. No creditor who makes a non-recourse loan to the Company shall have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital, or property of the Company, other than as a secured creditor.

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8.23       No Liability For Return of Capital. No Member shall be personally liable for the return of all or any part of the Capital Contributions of the other Members. Any such return shall be made solely from Company Assets.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of Effective Date set forth above.

Sentio:

SENTIO BOSTON, LLC,
a Delaware limited liability company

By:	/s/ John Mark Ramsey

Name:	John Mark Ramsey

Title:	Authorized Signatory

SLR:

OAKTREE SLR, LLC
a Massachusetts limited liability company

By:	/s/ Robert F. Larkin

Name:	Robert F. Larkin

Title:	Manager

EXHIBIT A

CAPITALIZED TERMS

Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

“Acquiring Member” is defined in Section 6.3(b).

“Act” is defined in the Preamble.

“Additional Members” is defined in Section 2.5.

“Affiliate”

means, with reference to a specified Person, any Person which, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including any Subsidiary of a Person. For purposes of this definition and the definition of “Controlling Person” below, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership or control of voting securities, partnership interests or other equity interests, by contract or otherwise.

“Agreement” is defined in the Preamble.

“Assignee” means any Person (a) to whom a Member (or Assignee thereof) Transfers all or any part of its Interest in accordance with the terms of this Agreement, and (b) that has not been admitted to the Company as a Substitute Member pursuant to Section 6.6.

“Bankruptcy Event” means, with respect to any Member, (a) such Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) such Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against such Member, (c) such Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) such Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of the nature described in clause (b) above, (e) such Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for such Member or for all or any substantial part of such Member’s properties or assets, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect that has not been dismissed within one hundred twenty (120) days after the commencement thereof with respect to such Member, (g) the appointment without such Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment with respect to such Member, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

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“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized or obligated, by law or executive order, to close.

“Call Right” is defined in Section 6.2.1.

“Call Right Trigger Event” is defined in Section 6.2.1.

“Capital Contributions” means with respect to any Member at any time, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed, or deemed contributed, by such Member to the Company as of such time, including any initial Capital Contribution and additional Capital Contribution.

“Capital Event” means any sale, exchange, condemnation, insurance recovery, or other disposition of Company Assets, or a loan or a refinancing of a loan to the extent the proceeds of such loan are made available to the Company, but excludes incidental sales occurring in the ordinary course of business.

“Cash Available for Distribution” means at the date of determination, all Company cash receipts (excluding the proceeds from Capital Contributions or Default Loans by any Member), after deducting payments for Company Expenses, payments required to repay any debts or other obligations of the Company, capital expenditures, deferred amortization and any other amounts set aside for the restoration, increase or creation of Reserves, as determined by the Managing Member, in its sole discretion.

“Certificate” means the Certificate of Formation for the Company filed with the Secretary of State of the State of Delaware, pursuant to Section 18-201 of the Act, as the same has been or may hereafter be amended and restated.

“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of prior or succeeding law. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Community” means each independent living, congregate care, skilled nursing, assisted living and/or Alzheimer’s care facility/community identified on Exhibit C hereto, including the real property and improvements thereon and relating thereto and associated personal property owned directly or indirectly by the Company, including through the applicable Subsidiary of the Company (collectively, the “Communities”).

“Company” is defined in the Preamble.

“Company Assets” means all direct and indirect assets and property, whether tangible or intangible (including monies) and whether real, personal, or mixed, from time to time owned by or held for the benefit of the Company, including all direct or indirect interests in the Communities.

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“Company Expenses” means, with respect to any fiscal period, the amount of expenses accrued or paid by or on behalf of the Company in the ordinary course of business during the period, including without limitation, all fees to Manager[s] pursuant to Management Agreement[s], cash expenses, such as insurance premiums, legal, accounting, and bookkeeping. Company Expenses shall include the actual cost of goods, materials, and administrative services used for or by the Company, whether incurred by the Managing Member, any Affiliate thereof, or any non-Affiliate in performing functions set forth in this Agreement reasonably requiring the use of such goods, materials, or administrative services.

“Competing Community” means any assisted living facility/community, senior independent living facility/community or memory care facility/community operating or under construction or development within a five (5) mile radius outward from the outside boundary of any Community.

“Controlling Person” means, with respect to any Person, (a) any other Person(s) which, directly or indirectly (including through one or more intermediaries), controls such Person, including any partners, shareholders, principals, members, trustees and/or beneficiaries of any such Person(s) to the extent the same control such Person, and (b) any other Person(s) which controls, directly or indirectly (including through one or more intermediaries), any other Controlling Person(s).

“Credit Arrangements” is defined in Section 2.9.

“Credit Facility” means the loan made to the “Borrowers” under the Credit Facility Agreement in the original principal amount of $10,885,000, which loan is secured in part by the Communities or pursuant to which one or more of the Communities is subject to a negative pledge in accordance with the Credit Facility Documents.

“Credit Facility Agreement” means that certain Loan Agreement dated as of December ___, 2013 by and among (i) the “Borrower” thereunder, and (ii) CBRE Capital Markets, Inc., as the same may have been or may from and after the Effective Date be further amended, restated, modified or supplemented from time to time.

“Credit Facility Documents” means, collectively, the Credit Facility Agreement and the other documents and instruments executed in connection with the Credit Facility Agreement and the Credit Facility.

“Default Contribution Notice” is defined in Section 2.3.1.

“Default Loan” is defined in Section 2.3.1.

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“Default Loan Term” is defined in Section 2.3.3.

“Default Loan Rate” means the then applicable Prime Rate plus 10% per annum; provided, however, that in no event shall the Default Loan Rate exceed the highest lawful rate of interest allowable under applicable law.

“De Minimis Member” is defined in Section 2.3.8.

“Due Date” is defined in Section 2.2.3.

“Economic Interest” means a Person’s right to share in the Net Profits, Net Losses, or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or, except as specifically provided in this Agreement or required under the Act, any right to information concerning the business and affairs of the Company.

“Effective Date” is defined in the Preamble.

“Fair Market Value” means, with respect to the Company Assets, the fair market value thereof determined in accordance with the procedures set forth in Exhibit F and this definition. The Fair Market Value of the Company Assets shall in all events be obtained and determined by (i) assuming that the Communities are unencumbered by any lease (including the applicable OpCo Lease) or management agreements (including the applicable Management Agreement), but imputing for purposes of such determination a fair market value management fee that would be paid to a third party manager to manage each such Community, and (ii) taking into account the positive or negative effect on the value of the Company Assets attributable to such factors as the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance placed thereon by the Company or the applicable Subsidiary of the Company at the time of such determination.

“Gross Revenues” shall mean and include all revenue and income of any kind received or collected from the operation of the Communities, and received as rent, or other charges for use or occupancy of space or facilities or services in the Communities in a specific period, net of bad debt/write offs, (a) including but not limited to, (to the extent applicable to the Communities) Medicare, Medicaid (however denominated under State law); CHAMPUS/Tricare, Blue Cross and/or Blue Shield, managed care plans, or other private insurance plans or employee assistance programs; parking revenues; income from vending machines photocopy machines, and other such devices; late charges; interest on past due rentals; payments under any licenses, concessions, or other agreements for advertising signs, telecommunications services, antennas, or like devices; all lease modification, amendment, surrender, or cancellation payments; all proceeds in lieu of rental revenues from any business interruptions insurance policies; all escalation payments; and all payments made by residents, or other users of the Communities for extra services, including, without limitation, the use of any personal property used in connection with the Communities and the provision of any healthcare or other personal services; but (b) excluding any and all investment income, insurance proceeds (other than business interruption proceeds as set forth in (a) above), litigation proceeds (other than relating to collection actions), eminent domain awards or condemnation proceeds, proceeds from the sale or disposition of capital assets, excise or sales or use taxes or similar taxes imposed at the point of sale and collected directly from residents or guests of the Communities, any cash refunds, rebates or discounts to residents, security or resident fee deposits until such time as the same are applied to current fees and other charges due and payable, gratuities to employees of the Communities, proceeds of any sale of the Communities or any financing transaction affecting the Communities, and dividends on insurance policies.

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“Imputed Closing Costs” means, with respect to the determination of the Purchase Price pursuant to Exhibit F, an amount equal to six percent (6)% of the Fair Market Value of the Company Assets, representing the estimated closing costs that would normally be incurred by the Company or its Subsidiaries for title insurance premiums, survey costs, brokerage commissions, and other customary closing costs if the Company Assets were sold.

“Incapacity” means, (a) as to any Member who is an individual, the death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (b) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (c) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (e) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Member, a Bankruptcy Event occurs with respect to such Member.

“Indemnitee” is defined in Section 5.6.1.

“Invested Capital” is defined in Section 2.6.1.

“Lender” means any third party lender extending credit to the Company or any of its Subsidiaries.

“Lending Eligible Member” is defined in Section 2.3.1.

“Lending Member” is defined in Section 2.3.1.

“Liabilities” is defined in Section 5.6.1.

“Liquidator” is defined in Section 7.5.1.

“Major Decision” is defined in Section 5.2.1.

“Management Agreement” means, with respect to each Community, the Management Agreement dated of even date with the Effective Date between the applicable Subsidiary of OpCo LLC, as lessee, and Manager, as manager, with respect to the management and operations of such Community, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Manager” means Senior Living Residences, LLC, a Massachusetts limited liability company.

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“Managing Member” means, initially, Sentio, and any other Person that succeeds to Sentio in such capacity.

“Material SLR Transaction” means the SLR Parties, or any of them, become a party to, or participate in, or directly or indirectly consent to or approve, any transaction or arrangement involving the direct or indirect investment in any SLR Party by any Sentio Competitor; provided, however, that the following transactions shall not be deemed a Material SLR Transaction to the extent they are entered into by a SLR Party(ies) in the ordinary course of its (their) business:

(a)          sale(s) of real property or other real estate assets, or leasehold or joint venture interests held by the SLR Parties in such assets, or interests of any SLR Party(ies) as a manager under a management agreement(s) relating to such assets, provided that any such interests do not include, directly or indirectly, corporate or other voting rights in, or other rights to participate in the management of or otherwise control, any SLR Party (except as the parenthetical clause in subparagraph (b) below permits);

(b)          entry into a joint venture agreement or management agreement with a Sentio Competitor, provided that such joint venture agreement or management agreement relates only to a particular property or properties and does not include, directly or indirectly, corporate or other voting rights in, or other rights to participate in the management of or otherwise control, any SLR Party (other than, in the case of a joint venture agreement, any such voting rights in, or any such rights to participate in the management of or otherwise control, the joint venture that is governed by such joint venture agreement); or

(c)          obtaining customary mortgage or other financing from, or entering into a lease with, a Sentio Competitor; provided that such financing arrangement or lease relates only to a particular property or properties and does not include, directly or indirectly, including as result of the exercise of any remedies thereunder, corporate or other voting rights in, or other rights to participate in the management of or otherwise control, any SLR Party (other than as security for applicable financing, the pledge of the equity or similar interest of the SLR Party that owns directly the particular property or properties that are the subject of such financing).

Notwithstanding the foregoing, but subject to Sentio’s rights upon the occurrence of a SLR Change of Control, the Members hereby acknowledge and agree that the purchase by a Sentio Competitor of securities of a SLR Party in a widely marketed underwritten public offering of such securities pursuant to an effective registration statement filed with the Securities and Exchange Commission shall not be considered a Material SLR Transaction.

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“Material Default” means, with respect to any Member, any of (a) a default by such Member specifically designated as a Material Default in Sections 5.7.3 or 6.1.1(a) of this Agreement, (b) the occurrence of a “Material Default” with respect to any Affiliate of such Member under the OpCo LLC Agreement, (c) other than defaults covered by clause (a) or (b), a default by such Member in the performance or observance of any of its covenants or obligations under this Agreement with respect to the payment of money (including, without limitation, Required Capital Contributions) due hereunder which such default continues beyond any applicable grace and cure periods, or if no such grace and cure period shall be contained herein, which such default continues uncured for a period of ten (10) days after written notice of the default is given by the non-defaulting Member to the defaulting Member, (d) other than defaults covered by clauses (a), (b) or (c) above, a default by such Member in the performance or observance of any of its material covenants or obligations under this Agreement, which such default continues beyond any applicable grace and cure periods, or if no such grace and cure period shall be contained herein, which such default continues uncured for a period of thirty (30) days after written notice of the default is given by the non-defaulting Member to the defaulting Member, (e) any act or omission by such Member that shall constitute fraud, willful misconduct or gross negligence or the willful misapplication or misappropriation of funds by a Member, (f) a Bankruptcy Event occurs with respect to such Member, or (g) a material representation or warranty of such Member contained in this Agreement being untrue in any material respect when made.

“Members” means the Persons owning Membership Interests, any Substitute Members and any Additional Members, with each Member being referred to, individually, as a “Member.”

“Membership Interest” or “Interest” means the entire ownership interest of a Member in the Company at any particular time, including without limitation, the Member’s Economic Interest, any and all rights to vote and otherwise participate in the Company’s affairs, and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

“Non-Contributing Member” is defined in Section 2.3.1.

“OFAC” is defined in Section 8.2.1.

“OpCo LLC” means Sentio-SLR Boston TRS Portfolio LLC, a Delaware limited liability company.

“OpCo LLC Agreement” means that certain Limited Liability Company Agreement of OpCo LLC of even date with the Effective Date by and between Sentio Boston TRS LLC, a Delaware limited liability company and Oaktree SLR, LLC, as members thereof, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“OpCo Lease” means, with respect to each Community, the Lease of even date with the Effective Date between the applicable Subsidiary of the Company, as lessor, and the applicable Subsidiary of OpCo LLC, as lessee, for the lease of such Community, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Outside Agreement Date” is defined in Section 5 of Exhibit F.

“Outside Contribution Date” is defined in Section 2.3.1.

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“Patriot Act” is defined in Section 8.2.1.

“Percentage Interest” means, with respect to each Member, initially the percentage set forth opposite such Member’s name on Exhibit B attached hereto, as the same may be amended or otherwise modified from time to time.

“Person” means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

“Portfolio Sale” means a sale of seventy-five percent (75%) or more of the assets in the senior housing portfolio of Sentio Healthcare Properties, Inc.

“Prime Rate” means a rate equal to the annual rate on such date announced by the Bank of New York to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York discontinues its use of such prime, base or reference rate or ceases to exist, the Managing Member shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder.

“Purchase Agreement” is defined in the Recitals.

“Purchase Notice” is defined in Section 1 of Exhibit F.

“Purchase Price” is defined in Section 2 of Exhibit F.

“Qualified Appraiser” is defined in Section 5 of Exhibit F.

“Rate of Return” means, with respect to a Member as of a specified moment, the annualized rate of return (calculated as provided below) achieved, with respect to all Capital Contributions made by that Member, as a consequence of all distributions made to that Member as of such moment (as the same may be calculated by the Managing Member, in its reasonable discretion).

In determining the Rate of Return, the following shall apply:

(a)          All calculations shall assume that (i) the pertinent Capital Contributions were made by the Member effective as of the last day of the calendar month within which the member’s funds were made available to the Company in immediately available funds or, in the case of SLR’s contribution of the Communities pursuant to Section 2.1.2, the last day of the calendar month within which the Effective Date occurred and (ii) the pertinent distributions were made to the Member as of the last day of the calendar month within which such distributions were treated as paid pursuant to this Agreement.

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(b)          All distribution amounts shall be based on the amount of the distribution prior to the application of any federal, state or local income tax laws (including any laws requiring withholding or deductions).

(c)          The rate of return shall be expressed as an annual rate, but all amounts shall be calculated to reflect the return that would be achieved were such interest to compound on the last day of each calendar month. In other words, a particular rate of return shall be deemed to be achieved only if the distributions are sufficient to provide sums equal to the returns that would be achieved by applying a monthly rate equal to 1/12 of the annual rate, with interest compounding on the last day of each calendar month.

(d)          Neither the allocation of Net Profits or Net Losses, nor the payment of any taxes by a Member, shall affect the calculation of the Rate of Return.

(e)          The Managing Member shall apply such other principles as it reasonably determines to be appropriate for calculating the Rate of Return in a manner consistent with the intent of the foregoing. For example, for such purpose the Managing Member may use the “XIRR” function in the most recent version of Microsoft Excel software.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“REIT Member” means any Member that has elected and remains qualified to be taxed as a REIT or who is an Affiliate of a Person who has elected and remains qualified to be taxed as a REIT.

“Regulation D” is defined in Section 8.2.1.

“Regulations” means temporary and final Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

“Reserves” means funds set aside or amounts allocated to reserves that shall be maintained in amounts reasonably deemed sufficient by the Managing Member for working capital, and to pay taxes, insurance, debt service, and other liabilities, costs or expenses incident to the existence of the Company or its Subsidiaries or the conduct of business by the Company or its Subsidiaries as contemplated hereunder.

“Required Capital Contribution” is defined in Section 2.3.1.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“ROFO” is defined in Section 5.9.

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“Right to Compete” is defined in Section 5.7.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sentio” is defined in the Preamble, and shall include its successors and assigns.

“Sentio Competitor” means any (a) healthcare REIT (i.e., a REIT that principally owns or provides financing for health care related properties (including hospitals, out-patient centers and/or clinics, senior housing, senior apartments or care facilities and/or medical office buildings)), (c) any Affiliate of such healthcare REIT or (d) any other Person as to which, at the time of any Material SLR Transaction of the type described in clause (a) of the definition thereof, or the commencement of any arrangement of the type described in clause (b) of the definition thereof, forty percent (40%) or more of the consolidated gross revenues or consolidated net operating income of such Person and its consolidated Affiliates (in each case, as determined in accordance with GAAP and for the current fiscal year and/or the fiscal year preceding such current fiscal year and/or the fiscal year following such current fiscal year of such Person and its consolidated Affiliates) has historically been generated or received, or on a pro forma basis (taking into account pending, announced and completed transactions) is expected to be generated or received, in either case directly or indirectly, from facilities or properties owned or controlled by a healthcare REIT and/or its Affiliates.

“SLR” is defined in the Preamble, and shall include, subject to the provisions of Article 6, its successors and assigns.

“SLR Change of Control” means with respect to any of SLR, Manager or its Controlling Person(s), the occurrence of any of the following (whether directly or indirectly, or in a single transaction or a series of transactions), as applicable:

(a)          the sale of all or substantially all of such Person’s assets, stock, membership or partnership interests other than to an Affiliate of such Person but expressly excluding Transfers of ownership interests in SLR among current SLR Members and to: a trust controlled by current SLR Members for estate planning purposes; or upon the death of an owner of an interest in SLR; or

(b)          the merger, reorganization, share exchange, recapitalization, restructuring or consolidation of such Person with any other Person, other than (i) with an Affiliate of such Person or (ii) in connection with a transaction that would result in the voting securities of such Person outstanding immediately prior thereto to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of such Person or such surviving entity outstanding immediately after such transaction.

With respect to SLR, an “SLR Change of Control” shall also occur if neither Robert Larkin nor Peter Mullin possess, directly or indirectly, the power to direct or cause the direction of the management and policies of SLR, whether through membership, ownership of voting securities, by contract or otherwise.

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With respect to Manager, an an “SLR Change of Control” shall also occur if neither Robert Larkin nor Peter Mullin oversee and manage the day-to-day operations of the Manager.

“SLR Consent” means the express written consent of SLR.

“SLR Party” means SLR or any Affiliate of SLR (collectively, the “SLR Parties”).

“Subsidiary” means, with respect to any Person, any Affiliate of such Person which is directly or indirectly, through one or more intermediaries, controlled by such Person. Without limiting the foregoing, with respect to the Company, “Subsidiary” includes those initial Subsidiaries of the Company set forth on Exhibit C hereto.

“Substitute Member” means any Person (a) to whom a Member (or Assignee thereof) Transfers all or any part of its Interest, and (b) which has been admitted to the Company as a Substitute Member pursuant to Section 6.6.

“Transaction Documents” means the “Documents” as set forth in the Purchase Agreement.

“Transfer” means sale, exchange, assignment, pledge, transfer, gift, hypothecation, mortgage, encumbrance or other form of disposition, directly or indirectly, by operation of law or otherwise. The term “Transferred” shall have a correlative meaning.

“Treasury Regulations” means proposed, temporary and final Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

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EXHIBIT B

MEMBERS, INITIAL INVESTED CAPITAL BALANCE AND PERCENTAGE INTERESTS

Name and Address of Members	Initial Invested Capital Balance	Percentage Interest
SENTIO BOSTON LLC Attn: John Mark Ramsey Attn: Scott Larche 189 S. Orange Ave., Suite 1700 Orlando, Florida 32801 Telephone: 407-999-2426 Fax: (407) 999-5210	$[__________]	95%

OAKTREE SLR, LLC c/o Robert F. Larkin and Peter G. Mullin Senior Living Residences, LLC 388 East Eighth Street South Boston, MA 02127 Telephone: 617-269-3757 Fax: 617.268.1380	$[__________]	5%

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EXHIBIT C

COMMUNITIES AND SUBSIDIARY OWNERS

Community Name	Address	Description	Subsidiary Fee Owner
Compass on the Bay	1380 Columbia Road, Boston MA	39 unit assisted living and memory care residence	Compass Landlord, LLC
Standish Village	1190 Adams Street Dorchester, MA	85 unit assisted living and memory care residence	Standish Village Landlord, LLC

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EXHIBIT D

LIST OF EXISTING COMPETING COMMUNITIES

None.

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EXHIBIT E

ADDITIONAL ALLOCATION PROVISIONS

Section 1. Capitalized Terms. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a)          Add to such Capital Account the following items:

(i)          The amount, if any, that such Member is obligated to contribute to the Company within ninety (90) days after liquidation of such Member’s Interest; and

(ii)         The amount that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)          Subtract from such Capital Account such Member’s share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account.

“Capital Account” means the Capital Account maintained for each Member on the Company’s books and records in accordance with the following provisions:

(a)          To each Member’s Capital Account there shall be added (i) such Member’s Capital Contributions, (ii) such Member’s allocable share of Net Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Exhibit E or other provisions of this Agreement, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

(b)          From each Member’s Capital Account there shall be subtracted (i) the amount of (A) cash and (B) the Gross Asset Value of any Company Assets (other than cash) distributed to such Member (other than any payment of principal and/or interest to such Member pursuant to the terms of a loan made by the Member to the Company or any fees paid to a Member) pursuant to any provision of this Agreement, (ii) such Member’s allocable share of Net Losses and any other items in the nature of expenses or losses that are specially allocated to such Member pursuant to Exhibit E or other provisions of this Agreement, and (iii) liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

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(c)          In the event any Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Interest so Transferred.

(d)          In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any additions or subtractions thereto, are computed in order to comply with such Regulations, the Managing Member may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 7 upon the dissolution of the Company. The Managing Member shall also make (i) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2.

“Company Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase “partnership minimum gain.”

“Depreciation” means, for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

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 (a)          The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably determined and agreed to by the Managing Member and the contributing Member.

(b)          The Gross Asset Values of all Company Assets immediately prior to the occurrence of any event described in subparagraph (i), subparagraph (ii), subparagraph (iii) or subparagraph (iv) below shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

(i)          the acquisition of an additional Interest (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Members in the Company;

(ii)         the distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for an Interest, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Members in the Company;

(iii)        the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv)        at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)          The Gross Asset Value of any Company Asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as reasonably determined by the Managing Member.

(d)          The Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e)          If the Gross Asset Value of a Company Asset has been determined or adjusted pursuant to subparagraph (a), subparagraph (b) or subparagraph (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Company Asset for purposes of computing Net Profits and Net Losses.

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“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to “partner minimum gain.”

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i) for the phrase “partner nonrecourse deductions.”

“Net Profits” or “Net Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)          Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of Net Profits and Net Losses shall be added to such taxable income or loss;

(b)          Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of Net Profits and Net Losses, shall be subtracted from such taxable income or loss;

(c)          Gain or loss resulting from any disposition of Company Assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Assets disposed of, notwithstanding that the adjusted tax basis of such Company Assets differs from its Gross Asset Value;

(d)          In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

(e)          To the extent an adjustment to the adjusted tax basis of any asset included in Company Assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Profits and Net Losses;

(f)          If the Gross Asset Value of any Company Asset is adjusted in accordance with subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account in the taxable year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

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(g)          Notwithstanding any other provision of this definition of Net Profits and Net Losses, any items that are specially allocated pursuant to Exhibit E hereof shall not be taken into account in computing Net Profits or Net Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Exhibit E shall be determined by applying rules analogous to those set forth in this definition of Net Profits and Net Losses.

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Regulatory Allocations” is defined in Section 2.8 of this Exhibit E.

Section 2 Regulatory Allocations. Notwithstanding the provisions of Article 4, the following special allocations shall be made in the following order of priority:

2.1.          If there is a net decrease in Company Minimum Gain during a Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Section 2.1 of this Exhibit E is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

2.2.          If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, then each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). This Section 2.2 of this Exhibit E is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

2.3.          If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of income and gain shall be allocated to all such Members (in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible. It is intended that this Section 2.3 of this Exhibit E qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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2.4.          If the allocation of any item of Net Losses to a Member as provided in Section 4.1 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of such items of Net Losses as will not create or increase an Adjusted Capital Account Deficit. The allocated item that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to the limitations of this Section 2.4 of this Exhibit E.

2.5.          To the extent that an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

2.6.          The Nonrecourse Deductions for each taxable year of the Company shall be allocated to the Members in accordance with their respective Percentage Interests.

2.7.          The Member Nonrecourse Deductions shall be allocated each year to the Member that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

2.8.          The allocations set forth in this Section 2 of this Exhibit E (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(i).

Section 3. Tax Allocations.

3.1.          Except as provided in Section 3.2 of this Exhibit E, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss, deduction and credit shall be allocated between the Members as its correlative item of “book” income, gain, loss, deduction or credit is allocated pursuant to Article 4 and this Exhibit E.

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3.2.          Tax items with respect to Company Assets that are contributed to the Company with a Gross Asset Value that varies from their basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated between the Members for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. With respect to the Members’ initial Capital Contributions, the Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Managing Member, including, without limitation, the “traditional method” as described in Regulations Section 1.704-3(b). If the Gross Asset Value of any Company Asset, whenever acquired, is later determined or adjusted pursuant to subparagraph (a), subparagraph (b) or subparagraph (c) of the definition of “Gross Asset Value” in Section 1 of this Exhibit E, subsequent allocations of income, gain, loss, deduction and credit with respect to such Company Asset shall take account of any variation between the adjusted basis of such Company Asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Managing Member. Allocations pursuant to this Section 3.2 of this Exhibit E are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses and any other items or distributions pursuant to any provision of this Agreement.

Section 4. Other Provisions.

4.1.          For any fiscal year or other period during which any part of a Membership Interest or Economic Interest is Transferred between the Members or to another Person, the portion of the Net Profits, Net Losses and other items of income, gain, loss, deduction and credit that are allocable with respect to such part of a Membership Interest or Economic Interest shall be apportioned between the transferor and the transferee under any method allowed pursuant to Section 706 of the Code and the applicable Regulations as determined by the Managing Member.

4.2.          In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in Article 4 or this Exhibit E, the Managing Member is hereby authorized to make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Member.

4.3.          The Members acknowledge and are aware of the income tax consequences of the allocations made by Article 4 and this Exhibit E and hereby agree to be bound by the provisions of Article 4 and this Exhibit E in reporting their shares of Net Profits, Net Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

4.4.          All matters concerning the allocations and other determinations provided for in Article 4 and this Exhibit E and any accounting procedures not expressly provided for in this Agreement shall be determined by the Managing Member in a manner consistent with the terms and intent of this Agreement.

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EXHIBIT F

CALL PURCHASE PRICE

Section 1. Purchase Notice. Sentio may exercise its Call Right at any time after a Call Right Trigger Event by providing written notice to SLR of Sentio’s desire to do so (the “Purchase Notice”); provided that Sentio or its applicable Affiliate concurrently therewith exercises its “Call Right” (as defined in the OpCo LLC Agreement) in accordance with the terms of the OpCo LLC Agreement.

Section 2. Purchase Price. If Sentio is entitled to and delivers to SLR a Purchase Notice, Sentio shall be obligated to purchase (or, at Sentio’s sole election, to cause the Company to purchase), and SLR shall be obligated to sell, all of the Interest of SLR for an amount equal to the Purchase Price. For the purposes hereof, the “Purchase Price” shall be equal to that amount that SLR would receive if, as of the effective date of the Purchase Notice, all of the Company Assets were sold at their Fair Market Value, the Company had immediately paid all Company debts and liabilities (including all amounts due and owing under any Credit Arrangements, but specifically excluding any so-called prepayment premiums or defeasance costs that would be due and payable in connection with the prepayment of any such debts and liabilities prior to the stated maturity therefor) and Imputed Closing Costs and distributed the net proceeds of the sale and any other liquid assets of the Company among the Members in accordance with the provisions of Sections 3.2 and 7.5 (without regard to any other costs of liquidation or the establishment of any Reserves, but assuming for such purposes that the ); provided in each case (regardless of whether or not any Management Agreements remain in place) that the provisions of Sections 3.1.3(h)(ii) (and not 3.1.3(h)(i)) shall apply.

Section 3. Escrow Arrangements. Upon delivery of a valid Purchase Notice, (a) a binding contract shall be deemed to exist between SLR and Sentio with respect to the sale and purchase of SLR’s Interest, and (b) the closing shall be held pursuant to an escrow arrangement acceptable to SLR and Sentio in the exercise of their reasonable judgment on a Business Day selected by Sentio not less than twenty (20) days and not more than sixty (60) days after the determination of the Fair Market Value of all of the Company Assets pursuant to Section 5 of this Exhibit F. At the closing, (i) subject to the provisions of Section 8.15, Sentio shall pay (or, at Sentio’s sole election, cause the Company to pay, provided that Sentio shall be solely responsible for any Required Capital Contribution to the Company in connection therewith) the Purchase Price by wire transfer of immediately available funds (United States dollars) to an account designated in writing by SLR; (ii) SLR shall deliver to Sentio or its designee (including, at Sentio’s sole election, the Company) an assignment of all of SLR’s Interest, which such assignment shall be free and clear of all legal and equitable claims (other than the legal and equitable claims, if any, of Sentio pursuant to this Agreement) and all liens and encumbrances; (iii) SLR and Sentio each shall (or, at Sentio’s sole election, Sentio shall cause the Company to) execute an agreement acceptable to such Members in the exercise of their reasonable judgment whereby (x) each Member shall (or, at Sentio’s sole election, Sentio shall cause the Company to) represent and warrant to the other that each is duly organized, validly existing, has the necessary power and authority to consummate the subject transactions and that the consummation of the subject transactions requires no consents or approvals which have not been obtained, and (y) SLR shall represent to Sentio (or, at Sentio’s sole election, the Company) that SLR is the owner of its Interest free and clear of all liens and encumbrances and that the Transfer is being made free and clear of all legal and equitable claims (other than the legal and equitable claims of Sentio pursuant to this Agreement); (iv) the purchase price to be paid by Sentio (or, at Sentio’s sole election, the Company) shall be adjusted to account for, and fully repay, any outstanding Default Loans (and any unpaid interest and any charges thereon) owing by SLR; and (v) if applicable, the Members shall execute all amendments to fictitious name, limited liability company or similar certificates necessary to effect the withdrawal of SLR from the Company. The closing of the purchase by Sentio (or, at Sentio’s sole election, the Company) of SLR’s Interest hereunder shall occur concurrently with, and shall be conditioned upon the concurrent closing of the purchase by Sentio or an Affiliate of Sentio, of SLR’s or its Affiliate’s “Interest” in the OpCo LLC pursuant to the terms of the OpCo LLC Agreement. Each party shall pay its own costs and expenses in connection with the conveyance of SLR’s Interest to Sentio (or, at Sentio’s sole election, the Company).

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Section 4. Survival. Sentio’s Call Right provided in Section 6.2 and this Exhibit F shall survive any Transfer or purported Transfer of SLR’s Interest.

Section 5. Fair Market Value Determination. Following the delivery of the Purchase Notice, Sentio and SLR shall negotiate in good faith for a period of up to fifteen (15) days (the “Outside Agreement Date”) to determine the Fair Market Value of all of the Company Assets as of the effective date of such Purchase Notice. If Sentio and SLR reach an agreement with respect to such Fair Market Value on or before the Outside Agreement Date, then the same shall be confirmed in writing and the amount so agreed upon shall be used by the parties to determine the Purchase Price in accordance with the definition thereof. If Sentio and SLR are unable to mutually agree upon such Fair Market Value for the Company Assets on or before the Outside Agreement Date, then the determination thereof shall be submitted to appraisal arbitration as follows:

5.1.          SLR and Sentio shall each by notice to the other appoint one appraiser who shall by profession be an independent MAI certified appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of similar properties to the Communities (herein, a “Qualified Appraiser”). Each such Qualified Appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.

5.2.          Each such Qualified Appraiser shall determine the Fair Market Value of the Company Assets as of the effective date of the Purchase Notice and consistent with the definition thereof set forth in this Agreement and, to the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, take into account and shall give appropriate consideration to all three customary methods of appraisal (i.e., the cost approach, the sales comparison approach and the income approach), and no one method or approach shall be deemed conclusive simply by reason of the nature of the Company’s or its Subsidiaries’ businesses or because such approach may have been used for purposes of determining the Fair Market Value at the time of acquisition thereof by the Company or its Subsidiaries. Each such Qualified Appraiser’s determination shall be made within sixty (60) days after the Outside Agreement Date, and shall be set forth in a written report delivered to each of Sentio and SLR on or before such date; provided, however, that if either Sentio or SLR fails to appoint its Qualified Appraiser within the time permitted, or if two (2) Qualified Appraisers shall have been so appointed but only one such Qualified Appraiser shall have made such determination and delivered its written report within such sixty (60) day period, then the determination of such sole Qualified Appraiser shall be final and binding upon Sentio and SLR.

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5.3.          If the two (2) Qualified Appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed five percent (5%) of the lesser of such amounts then the Fair Market Value of the Company Assets shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed five percent (5%) of the lesser of such amounts, then Sentio and SLR shall again negotiate in good faith for a period of up to fifteen (15) days to determine the Fair Market Value and if they are unable to agree upon a Fair Market Value within such time period (the “Second Outside Agreement Date”), then they shall jointly select a third (3rd) Qualified Appraiser meeting the above requirements within ten (10) days of the Second Outside Agreement Date. In the event Sentio and SLR fail to agree upon Fair Market Value by the Second Outside Agreement Date and to appoint a third (3rd) Qualified Appraiser within ten (10) days of the Second Outside Approval Date, the two (2) Qualified Appraisers initially appointed by the parties shall mutually select the third (3rd) Qualified Appraiser.

5.4.          Any third (3rd) Qualified Appraiser appointed by the two (2) initial Qualified Appraisers or by mutual agreement of Sentio and SLR, as applicable, shall be instructed to determine the Fair Market Value of the Company Assets within thirty (30) days after appointment of such third (3rd) Qualified Appraiser and consistent with the provisions of Section 5.2 of this Exhibit F above applicable to the two (2) initial Qualified Appraisers.

5.5.          If a third (3rd) Qualified Appraiser is thus appointed, then the determination of the three (3) Qualified Appraisers which differs most in terms of dollar amount from the determinations of the other two (2) Qualified Appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Sentio and SLR as the Fair Market Value of the Company Assets as of the effective date of the Purchase Notice.

5.6.          Sentio and SLR shall each pay one-half (1/2) of the fees and expenses of each Qualified Appraiser appointed hereunder (whether or not selected by such party).

This provision for determination of Fair Market Value of the Company Assets shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

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SCHEDULE 8.2.1(g)

BROKERS INVOLVED IN TRANSACTION

Senior Living Residences, LLC has engaged The Seniors Group, 1333 W. McDermott Dr., Suite 200, Allen, Texas 75013 as their broker, pursuant to that certain letter agreement dated April 30, 2013, pursuant to which Senior Living Residences, LLC has agreed to pay TSG a commission on the purchase price of the Communities. The requirement to pay TSG shall be the sole and exclusive obligation of Senior Living Residences, LLC.

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